Loan and Security Agreement

Dated as of December 6, 2024,

by and among

1st Franklin Financial Corporation
as a Borrower,

The Guarantors from time to time party hereto,

BMO BANK N.A.
as Agent,

and

Certain Financial Institutions from time to time party hereto, as Lenders

Loan and Security Agreement (1st Franklin 2024) 4862-4809-7506 v45.docx
1

Table of Contents
Section     Heading Page
Article 1    Definitions     1
Section 1.1.    Certain Definitions    1
Section 1.2.    Rules of Construction    30
Section 1.3.    Divisions    30
Section 1.5.    Interest Rates    30
Article 2    The Revolving Credit Facility    31
Section 2.1.    The Loan    31
Section 2.2.    The Notes    32
Section 2.3.    Method of Payment    32
Section 2.4.    Extension and Adjustment of Maturity Date    32
Section 2.5.    Use of Proceeds    32
Section 2.6.    Interest    32
Section 2.7.    Advances    33
Section 2.8.    Prepayment and Commitment Termination    35
Section 2.9.    Fees    36
Section 2.10.    Increased Costs; Replacement of a Lender    36
Section 2.11.    Sharing of Payments    38
Section 2.12.    Pro Rata Treatment    38
Section 2.13.    Accordion    38
Section 2.14.    Taxes    39
Section 2.15    Benchmark Replacement Setting    43
Article 3    Security    45
Section 3.1.    Security Interest    45
Section 3.2.    Financing Statements    46
Section 3.3.    Special Provisions Re: Receivables    46
Section 3.4.    Collections    47
Section 3.5.    Special Provisions Re: Investment Property, Subsidiary Interests, and Deposits    49
Section 3.6.    Additional Collateral Provisions    51
Section 3.7.    Additional Rights of Agent; Power of Attorney    52
Article 4    Representations and Warranties    57
Section 4.1.    Representations and Warranties as to Receivables    57
Section 4.2.    Organization and Good Standing; Title to Other Property    58
Section 4.3.    Perfection of Security Interest    58
Section 4.4.    No Violations    59
Section 4.5.    Power and Authority    59
Section 4.6.    Validity of Agreements    59
2

Section 4.7.    Litigation    59
Section 4.8.    Compliance    59
Section 4.9.    Accuracy of Information; Full Disclosure    60
Section 4.10.    Taxes    60
Section 4.11.    Indebtedness    60
Section 4.12.    Investments    60
Section 4.13.    ERISA    60
Section 4.14.    Hazardous Wastes, Substances and Petroleum Products    61
Section 4.15.    Solvency    61
Section 4.16.    Business Location    61
Section 4.17.    Capital Stock    61
Section 4.18.    Intellectual Property    62
Section 4.19.    No Extension of Credit for Securities; Investment Company Act    62
Section 4.20.    Sanctions    62
Section 4.21.    Anti-Money Laundering and Anti-Corruption Laws    62
Section 4.22.    Beneficial Ownership Certification    62
Section 4.23.    EEA Financial Institution    62
Section 4.24.    No Broker Fees    63
Article 5    Conditions to Loan    63
Section 5.1.    Conditions to be Satisfied Prior to Effectiveness    63
Section 5.2.    Conditions to all Advances    65
Article 6    Affirmative Covenants    66
Section 6.1.    Place of Business and Books and Records    66
Section 6.2.    Reporting Requirements. Debtors will deliver to Agent    66
Section 6.3.    Books and Records    67
Section 6.4.    Financial Covenants    68
Section 6.5.    Compliance With Applicable Law    68
Section 6.6.    Notice of Certain Events    69
Section 6.7.    Existence, Properties and Insurance    69
Section 6.8.    Payment of Indebtedness; Taxes    71
Section 6.9.    Notice Regarding Any Plan    71
Section 6.10.    Other Information    72
Section 6.11.    Litigation, Enforcement Actions and Requests for Information    72
Section 6.12.    Legal Name and State of Organization    72
Section 6.13.    Operations    72
Section 6.14.    Future Subsidiaries; Further Assurances    72
Section 6.15.    Chattel Paper/Jurisdictions    73
Section 6.16.    [Reserved]    74
Section 6.17.    Reinsurance Credit Facilities; Extraordinary Dividends    74
Section 6.18.    Allowance for Loan Losses    74
Section 6.19.    Post-Closing Covenant    74
3

Article 7    Negative Covenants    74
Section 7.1.    Payments to and Transactions with Affiliates    74
Section 7.2.    Restricted Payments    75
Section 7.3.    Indebtedness    75
Section 7.4.    Guaranties    76
Section 7.5.    Nature of Business; Changes to Fiscal Year    76
Section 7.6.    Liens; Burdensome Agreements    76
Section 7.7.    Investments; Line of Business    76
Section 7.8.    Compliance with Formula    77
Section 7.9.    Fundamental Changes, Mergers, Divestitures    77
Section 7.10.    Use of Proceeds    77
Section 7.11.    Ownership and Management    78
Section 7.12.    Amendment to Subordinated Debt    78
Section 7.13.    Bulk Purchases    78
Section 7.14.    Guarantor Dividends    78
Section 7.15.    Asset Sales    78
Section 7.16.    Operating Accounts    78
Section 7.17.    Source of Repayment and Collateral    79
Section 7.18.    Franklin Securities, Inc    79
Article 8    Events of Default    79
Section 8.1.    Failure to Make Payments    79
Section 8.2.    Information, Representations and Warranties    79
Section 8.3.    Covenants    80
Section 8.4.    Collateral    80
Section 8.5.    Defaults Under Other Agreements    80
Section 8.6.    Certain Events    80
Section 8.7.    Judgment Liens and Possession of Collateral    81
Section 8.8.    Permitted Receivables Financing Cross-Default    81
Section 8.9.    Ineffectiveness or Repudiation of Credit Documents    81
Section 8.10.    Hedging Agreements    81
Section 8.11.    Material Adverse Change    81
Section 8.12.    Level Two Regulatory Event    81
Article 9    Remedies of Agent and Waiver    81
Section 9.1.    Agent’s Remedies    81
Section 9.2.    Waiver and Release by Debtors    82
Section 9.3.    No Waiver    82
Section 9.4.    Application of Proceeds    82
Article 10    Miscellaneous    83
Section 10.1.    Indemnification and Release Provisions    83
Section 10.2.    Amendments    84
Section 10.3.    APPLICABLE LAW    85
4

Section 10.4.    Notices    85
Section 10.5.    Termination and Release    86
Section 10.6.    Counterparts    86
Section 10.7.    Costs, Expenses and Taxes    87
Section 10.8.    Participations and Assignments    87
Section 10.9.    Effectiveness of Agreement    90
Section 10.10.    JURISDICTION AND VENUE    90
Section 10.11.    WAIVER OF JURY TRIAL    90
Section 10.12.    REVIEW BY COUNSEL    91
Section 10.13.    Exchanging Information    91
Section 10.14.    Acknowledgment of Receipt    91
Section 10.15.    Patriot Act Notice    91
Section 10.16.    Recognition of the U.S. Special Resolution Regimes    91
Section 10.17.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    92
Article 11    Agent    92
Section 11.1.    Appointment of Agent    92
Section 11.2.    Nature of Duties of Agent    93
Section 11.3.    Lack of Reliance on Agent    93
Section 11.4.    Certain Rights of Agent    93
Section 11.5.    Reliance by Agent    94
Section 11.6.    Indemnification of Agent    94
Section 11.7.    Agent in its Individual Capacity    94
Section 11.8.    Holders of Notes    94
Section 11.9.    Successor Agent    95
Section 11.10.    Collateral Matters    95
Section 11.11.    Delivery of Information.    96
Section 11.12.    Defaults    96
Article 12    The Guarantees    96
Section 12.1.    The Guarantees    96
Section 12.2.    Guarantee Unconditional    97
Section 12.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances    98
Section 12.4.    Subrogation    98
Section 12.5.    Subordination    98
Section 12.6.    Waivers    98
Section 12.7.    Limit on Recovery    99
Section 12.8.    Stay of Acceleration    99
Section 12.9.    Benefit to Guarantors    99
Section 12.12.    Keepwell    99
Section 12.13.    Other Guarantors    99
Article 13    Permitted Receivables Financings and Transfers    99
5

Section 13.1.    Permitted Receivables Financings and Transfers    99
Section 13.2.    Releases and Joinders    103
Exhibits

EXHIBIT A	—	Form of Compliance Certificate
EXHIBIT B	—	Form of Availability Statement
EXHIBIT C	—	Form of Note
EXHIBIT D	—	Form of Subordination Agreement
EXHIBIT E	—	Modification or Deferment Policy
EXHIBIT F	—	Underwriting Policy
EXHIBIT G	—	Charge-off Policy
EXHIBIT H-1	—	Form of U.S. Tax Compliance Certificate
EXHIBIT H-2	—	Form of U.S. Tax Compliance Certificate
EXHIBIT H-3	—	Form of U.S. Tax Compliance Certificate
EXHIBIT H-4	—	Form of U.S. Tax Compliance Certificate
EXHIBIT I	—	Form of Joinder Agreement
EXHIBIT J	—	Form of Request for an Advance

Schedules

SCHEDULE I	—	Lenders
SCHEDULE II	—	Permitted Debt
SCHEDULE III	—	Permitted Liens
EXHIBIT 4.2	—	Organization and Good Standing
EXHIBIT 4.7	—	Litigation
EXHIBIT 4.12	—	Investments and Subsidiaries
EXHIBIT 4.17	—	Capital Stock
EXHIBIT 7.16	—	Deposit Accounts

6

Loan and Security Agreement

This LOAN AND SECURITY AGREEMENT is made as of December 6, 2024 by and among 1ST FRANKLIN FINANCIAL CORPORATION, a Georgia corporation (the “Initial Borrower”), and such other Persons joined hereto from time to time as borrowers pursuant to written agreement by the parties hereto (collectively, together with the Initial Borrower, the “Borrowers” and each individually is referred to as a “Borrower”), BMO BANK N.A., as agent for Lenders (“Agent”), the Guarantors party hereto from time to time, and the financial institutions from time to time party hereto (collectively, the “Lenders” and each individually is referred to as a “Lender”).

Recitals

A.Wells Fargo Bank, N.A., as agent and lender, and 1st Franklin Financial Corporation are parties to that certain Loan and Security Agreement dated as of September 11, 2009 (as amended or modified from time to time, the “Existing Agreement”) and certain instruments, documents and agreements executed in connection therewith (together with the Existing Agreement, the “Existing Credit Documents”).

B.Agent, Lenders and Borrowers desire to refinance in its entirety the credit facility evidenced by the Existing Credit Documents pursuant to this Agreement (the “Closing Date Refinancing”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties covenant and agree as follows:

Article 1

Definitions

Section 1.1. Certain Definitions. The terms defined in this Section 1.1, whenever used and capitalized in this Agreement shall, unless the context otherwise requires, have the respective meanings herein specified.

“Acceptance Date” has the meaning assigned to such term in Section 10.8(c). “Accordion Increase” has the meaning assigned to such term in Section 2.13.
“Adjusted Tangible Net Worth” means Tangible Net Worth minus the amount of any accounts greater than 180 days past due that have not been charged off; provided, the determination of Adjusted Tangible Net Worth shall exclude any mark-to-market non-cash gains or losses with respect to municipal bonds characterized as “other comprehensive income”.
“Advance” means each advance of the Loan made to Borrowers pursuant to Section 2.1 of this Agreement.

“Advance Rate” means the following percentage based upon the Collateral Performance Indicator for all Receivables tested as of the end of the calendar month then most recently ended for which monthly reports have been delivered to Agent in accordance with Section 6.2(a):

Collateral Performance Indicator	Advance Rate
< 18.00%	75%
≥ 18.00% and < 19.00%	74%
≥ 19.00% and < 20.00%	73%
≥ 20.00% and < 21.00%	72%
≥ 21.00% and < 22.00%	71%
≥ 22.00% and < 23.00%	70%
≥ 23.00% and < 24.00%	69%
≥ 24.00% and < 25.00%	68%
≥ 25.00% and < 26.00%	67%
≥ 26.00% and < 27.00%	66%
≥ 27.00% and < 28.00%	65%
≥ 28.00%	64%

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means (i) any Person who or entity which directly or indirectly owns, controls or holds 5.0% or more of the outstanding beneficial interest in a Borrower; (ii) any entity of which 5.0% or more of the outstanding beneficial interest is directly or indirectly owned, controlled, or held by a Borrower; (iii) any entity which directly or indirectly is under common control with a Borrower; or (iv) any officer, director, partner or employee of a Borrower or any Affiliate. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” has the meaning assigned to such term in the Preamble to this Agreement.

“Agreement” means this Loan and Security Agreement and all exhibits and schedules hereto, as the same may be amended, modified or supplemented from time to time.

“Allowance for Loan Losses” the amount of “current expected loan losses” required to be maintained by the Borrower in accordance with CECL.

“Anti-Corruption Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Borrower or any member of the Borrowing Group is located or doing business.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which any Borrower or any member of the Borrowing Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering (including Anti-Money Laundering Laws), including the Patriot Act.

“Applicable Margin” means 3.00%.

“Assigned Account” means any Deposit Account, Securities Account or Commodities Account subject to a Control Agreement.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee Lender, accepted by Agent, in accordance with Section 10.8 in form and substance satisfactory to Agent (in its sole and absolute discretion).

“Availability Statement” means the certificate in substantially the form of Exhibit B attached hereto and made part hereof to be submitted by Borrowers to Agent in accordance with the provisions of this Agreement, signed by a Responsible Officer of the Debtors.

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Code as now constituted or hereafter amended and any similar statute or law affecting the rights of debtors.

“Bank Products” means any one or more of the following types of services or facilities extended to a Borrower or a Guarantor by the Agent or any Person that was a BMO Affiliate at the time the agreement governing such Bank Product was entered into: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by any Borrower or any Guarantor.
“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be Agent’s best or lowest rate), (b) the sum of (i) the Federal Funds Rate for such day, plus (ii) 1/2 of 1%, and (c) the sum of (i) Term SOFR in effect on such day plus (ii) 1.00%. Any change in the Base Rate due to a change in the prime rate or the quoted federal funds rates, as applicable, shall be effective from and including the effective date of the change in such rate, and any change in Base Rate due to a change in Term SOFR shall be effective as of the next Interest Accrual Period. If the Base Rate is being used as an alternative rate of interest pursuant to Section 2.15 or imposed upon the Borrowers pursuant to Section 9.1, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above; provided that if Base Rate as determined above shall ever be less than the Floor, then Base Rate shall be deemed to be the Floor.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.15(c).
“Benchmark Replacement” means, either of the following to the extent selected by Agent in its sole discretion:

(a)Daily Simple SOFR; or

(b)the sum of: (i) the alternate benchmark rate that has been selected by Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
During any period in which the Benchmark Replacement as determined pursuant to clause
(a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means with respect to either the use of administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Accrual Period,” the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and
(ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.15(c) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.15(c).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“BMO” means BMO Bank N.A.

“BMO Affiliate” means in relation to Agent, any entity controlled, directly or indirectly, by Agent, any entity that controls, directly or indirectly, Agent or any entity directly or indirectly under common control with Agent. For this purpose, “control” of any entity means ownership of a majority of the voting power of the entity.

“Books and Records” means all of Borrowers’ original ledger cards, payment schedules, credit applications, contracts, lien and security instruments, guarantees relating in any way to the Collateral and other books and records or transcribed information of any type, whether expressed in electronic form in tapes, discs, tabulating runs, programs and similar materials now or hereafter in existence relating to the Collateral.

“Borrowers” has the meaning assigned to such term in the Preamble to this Agreement.

“Borrowers’ Loan Account” has the meaning assigned to that term in Section 2.1 of this Agreement.

“Borrowing Base” means, as of the date of determination, an amount equal to (a) the Advance Rate multiplied by the aggregate balance of outstanding Eligible Receivables minus
(b) reserves imposed pursuant to Section 2.1(d).

“Borrowing Group” means: (a) Borrowers, (b) the parent of Borrowers, (c) any Affiliate or Subsidiary of Borrowers, (c) any Guarantor, (d) the owner of any collateral securing any part of the credit (including the Collateral), any guaranty (including the Guaranties), or this Agreement, and (e) any officer, director or agent acting on behalf of any of the parties referred to in items (a) through (d) with respect to the credit, this Agreement or any of the other Credit Documents.

“Business Day” means any day except a Saturday, Sunday or other day on which national banks are authorized by law to close including, without limitation, United States federal government holidays.

“Cash Management Services” means any services provided from time to time by Agent or any BMO Affiliate to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“CECL” means the current expected credit loss (CECL) model under Accounting Standards Update (ASU) 2016-13 issued by the Financial Accounting Standards Board (FASB).

“Change Date” shall mean the first Business Day of each calendar month.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following:
(a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Cheek Business Loan” has the meaning assigned to that term on Schedule 4.12. “Closing Date” has the meaning assigned to that term in Section 5.1.
“Closing Date Refinancing” has the meaning assigned to such term in the Recitals to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and regulations with respect thereto in effect from time to time.

“Collateral” means, with respect to any Debtor, all right, title, and interest of each Debtor, in and to all of the following:

(a)Accounts;

(b)Chattel Paper;

(c)Instruments (including Promissory Notes);

(d)Documents;

(e)General Intangibles (including Payment Intangibles and Software, patents, trademarks, tradestyles, copyrights, and all other intellectual property rights, including all applications, registration, and licenses therefor, and all goodwill of the business connected therewith or represented thereby);

(f)Letter-of-Credit Rights;

(g)Supporting Obligations;

(h)Deposit Accounts;

(i)Investment Property (including certificated and uncertificated Securities, Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts);

(j)Inventory;

(k)Equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof);

(l)Fixtures;

(m)Commercial Tort Claims (as described on Schedule 5 to the Perfection Certificate or in one or more supplemental agreements executed pursuant to Section 3.6(d));

(n)Rights to merchandise and other Goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which is represented by, arises from, or relates to any of the foregoing;

(o)Monies, personal property, and interests in personal property of such Debtor of any kind or description now held by any Secured Party or at any time hereafter transferred or delivered to, or coming into the possession, custody or control of, any Secured Party, or any agent or affiliate of any Secured Party, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

(p)Supporting evidence and documents relating to any of the above-described property, including, without limitation, Books and Records, computer programs, disks, tapes and related electronic data processing media, and all rights of such Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;

(q)Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

(r)Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof;
provided, however, that the Collateral shall not include, in each case, any Excluded Property, and further provided that for the avoidance of doubt, the definition of “Collateral” shall not include Permitted Financing Receivables.

“Collateral Performance Indicator” means as of any test date, the sum of: (a) Net Charge-Offs of Receivables for the 12 month period ending on such date, as a percentage of Principal Receivables outstanding during such 12 month period, plus (b) the average for the three (3) months then ended on such date of Receivables more than 60 days past due on a contractual basis as of the last day of each such month, as a percentage of gross Receivables on the last day of each such month.
“Collections” means payment of principal, interest and fees on Receivables, the cash and non-cash proceeds realized from the enforcement of such Receivables and any security therefor, or the Collateral, proceeds of credit, group life or non-filing insurance, or proceeds of insurance on any real or personal property which is part of the collateral for the Receivables.
“Commercial Paper” means the short term promissory notes issued by Borrowers from time to time in connection with their commercial paper program.

“Commitment” means, with respect to each Lender, a commitment of such Lender to make its portion of the Advance in a principal amount up to each such Lender’s Commitment Percentage of the Maximum Principal Amount.

“Commitment Percentage” means, for any Lender, the percentage identified as the Commitment Percentage on Schedule I, as such percentage may be modified in connection with any assignment made in accordance with Section 10.8.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means the certificate in the form of Exhibit A attached hereto and made a part hereof to be delivered by Borrowers to Agent pursuant to Section 6.2(f) hereof.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
“Consumer Finance Laws” means all applicable laws and regulations, federal, state and local, relating to the extension of consumer credit, and the creation of a security interest in personal property or a mortgage in real property in connection therewith, as the case may be, and laws with respect to protection of consumers’ interests in connection with such transactions, including without limitation, any usury laws, the Federal Consumer Credit Protection Act, the Federal Fair Credit Reporting Act, RESPA, the Magnuson-Moss Warranty Act, the Federal Trade Commission’s Rules and Regulations and Regulations B and Z of the Federal Reserve Board, as any of the foregoing may be amended from time to time.

“Consumer Purpose Loans” means amortizing loans to one or more individuals the proceeds of which are used for personal use including to purchase goods, services or merchandise for personal, household or family use.

“Control Agreement” means, with respect to any Deposit Account, Securities Account or Commodities Account, an agreement, in form and substance reasonably satisfactory to Agent, among Agent, the financial institution or other Person at which such account is maintained, and the Debtor maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to Agent and a perfected lien on such account in favor of Agent.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Credit Documents” means this Agreement, the Notes, the Guaranties, the Subordination Agreement, the Management Fee Subordination Agreement, any Control Agreement, any Electronic Collateral Control Agreement, , and any and all additional documents, instruments, agreements and other writings executed and delivered pursuant to or in connection with this Agreement.

“Debt” means as of any date of determination, all outstanding indebtedness (other than deferred loan origination fees of Borrowers) including without limitation (a) all loans made hereunder to Borrowers; (b) accounts payable as of the date of determination; (c) income tax liabilities; (d) mortgages; (e) deposits, debenture instruments, and other instruments, including all accruals of interest and fees related thereto; (e) all other obligations which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise); (f) Subordinated Debt and (g) Other Debt.

“Debtor” means each Borrower and each Guarantor (other than any Regulated Guarantor).

“Default” means an event, condition or circumstance which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“Deficiency Balance Receivable” means a Receivable for which a balance remains after any collateral associated with such Receivable has been sold and the remaining balance has not been charged off.
“Depositary Bank” shall have the meaning assigned to such term in Section 3.6(d). “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States (but excluding any territory or possession thereof).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority,
(b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EBITDA Ratio” means, as of any date of determination, the ratio of such Person’s (a) (i) earnings before payments of interest, taxes, depreciation and amortization expense for the twelve (12) month period ending on the date of determination, net of any increase over the past twelve (12) months in Receivables one hundred eighty (180) days or more contractually past due, plus (ii) Permitted Platform Transition Costs incurred prior to March 31, 2025 and during the twelve (12) month period ending on the date of determination, to (b) interest expense during such twelve month period in accordance with GAAP principles pursuant to Section 6.4 of this Agreement.

“Electronic Collateral Control Agreement” has the meaning assigned to such term in Section 3.3.

“Eligible Receivables” means, as of the date of determination, Receivables (net of unearned interest, fees, dealer reserves, holdbacks, discounts, insurance premiums and commissions thereon), which conform to the warranties set forth in Section 4.1 hereof, in which Agent has a validly perfected first priority Lien, and which are not any of the following:
(i) Receivables for which a payment is more than 60 days past due on a contractual basis;

(ii) Receivables subject to (or for which the relevant Account Debtor is subject to) a bankruptcy proceeding, litigation, foreclosure, repossession or other legal proceeding; (iii) Receivables from employees or shareholders of any Borrower or any Affiliate; (iv) Receivables which have been deferred, restructured, extended, renewed, modified or altered not in compliancewith Borrowers’ Modification or Deferment Policy; (v) [Reserved]; (vi) Receivables not in compliance with Borrowers’ Underwriting Policy; (vii) if Borrowers have elected (or are hereby required to) to note their first priority Lien on the applicable certificate of title, Receivables for which Agent or Borrowers have not received a valid certificate of title or notification of a valid certificate of title with the Lien of a Borrower noted thereon, if applicable, within 120 days after the origination of the Receivable; (viii) Receivables arising from balloon payment accounts, non-amortizing accounts or Interest-Only Accounts; (ix) Receivables arising from assignments for repossession;
(x) Real Estate Related Accounts for which the original term exceeds 240 months; (xi) Receivables which were originated to support the acquisition of commercial vehicles; (xii) Real Estate Related Accounts (A) with an original principal balance in excess of $200,000 or (B) that are secured by condominiums or townhomes; (xiii) Deficiency Balance Receivables; (xiv) Receivables serviced, collected or enforced by a Person other than a Borrower without prior written consent of Agent; (xv) Real Estate Related Accounts for which the amount, when aggregated with all other Real Estate Related Accounts exceeds 10% of all total Receivables of Borrowers then outstanding, to the extent of such excess; (xvi) Receivables with any deferred payments; (xvii) [reserved]; (xviii) Receivables for which the original term exceeds 60 months (other than Real Estate Related Accounts); (xix) Receivables with an original principal balance in excess of $15,000 (other than Real Estate Related Accounts); and (xx) Receivables which, in Agent’s commercially reasonable discretion, do not constitute acceptable collateral following 10 days’ notice from Agent to Borrowers; provided that for the avoidance of doubt, if such Receivable constitutes a Reconveyed Receivable and otherwise complies with the eligibility criteria set forth in the definition of “Eligible Receivables”, then such Receivable constitutes an Eligible Receivable.
“Environmental Control Statutes” means any federal, state, county, regional or local laws governing the control, storage, removal, spill, release or discharge of Hazardous Substances, including without limitation CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, any similar or implementing state law, and in each case including all amendments thereto and all rules and regulations promulgated thereunder and permits issued in connection therewith.

“EPA” means the United States Environmental Protection Agency, or any successor thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, all amendments thereto, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to refer to any successor sections.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Debtor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“EU Securitization Regulation” means the European Union legislation comprising EU Regulation (EU) 2017/2402, any related regulatory technical standards and any implementing or supplementary national law applicable in a relevant EU member state.

“Event of Default” has the meaning assigned to that term in Article 8 of this Agreement.

“Excess Availability” means, as of any date of determination, an amount equal to (a) the lesser of the Borrowing Base (as determined in accordance with the Availability Statement submitted to Agent pursuant to the terms hereof) and the Maximum Principal Amount, minus
(b) the amount of outstanding Advances.

“Excluded Deposit Account” means a deposit account the balance of which consists exclusively of (and is identified when established as an account established solely for the purposes of) (a) withheld income Taxes and federal, state, local or foreign employment Taxes in such amounts as are required in the reasonable judgment of a Debtor to be paid to the Internal Revenue Service or any other U.S., federal, state or local or foreign government agencies within the following month with respect to employees of such Debtor, (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3‑102 on behalf of or for the benefit of employees of any Debtor, (c) amounts which are required to be pledged or otherwise provided as security pursuant to any requirement of any Governmental Authority or foreign pension requirement, and (d) amounts to be used to fund payroll obligations (including, but not limited to, amounts payable to any employment contracts between any Debtor and their respective employees).

“Excluded Property” means (a) any fee-owned real property, unless requested by Agent;
(b) any leased real property; (c) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with the United States Patent and Trademark Office with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to- use trademark application under applicable federal law; (d) the equity interests in any Regulated Guarantor to the extent the pledge thereof is prohibited by applicable law; (e) any permit or license issued to any Debtor as the permit holder or licensee thereof or any lease to which any Debtor is lessee thereof, in each case only to the extent and for so long as the terms of such permit, license, or lease effectively (after giving effect to Sections 9-406 through 9-409, inclusive, of the UCC in the applicable state (or any successor provision or provisions) or any other applicable law) prohibit the creation by such Debtor of a security interest in such permit, license, or lease in favor of Agent or would result in an effective invalidation, termination or breach of the terms of any such permit, license or lease (after giving effect to Sections 9-406 through 9-409, inclusive, of the UCC in the applicable state (or any successor provision or provisions) or any other applicable law), in each case unless and until any required consents are obtained; (f) Excluded Deposit Accounts; (g) the equity interests or beneficial ownership interest in any Special Purpose Receivables Subsidiary solely to the extent such Subsidiary remains party to a Permitted Receivables Financing and the applicable Permitted Receivables Financing Documents prohibit such pledge of equity interests to any third party that is not a lender, investor, trustee or collateral agent or similar agent acting on behalf of such lenders or investors party to such Permitted Receivables Financing other than in connection with such Permitted Receivables Financing and (h) the equity interests in Franklin Securities, Inc.; provided that notwithstanding anything to the contrary in the immediately preceding sentence, Excluded Property will not include, and the Collateral shall include and the security interest granted in the Collateral shall attach to, (x) all proceeds, substitutions or replacements of any such excluded items referred to herein unless such proceeds, substitutions or replacements would constitute excluded items hereunder, (y) all rights to payment due or to become due under any such excluded items referred to herein, and (z) if and when the prohibition which prevents the granting of a security interest in any such Property is removed, terminated, or otherwise becomes unenforceable as a matter of law, Agent will be deemed to have, and at all times to have had, a security interest in such property, and the Collateral will be deemed to include, and at all times to have included, such Property without further action or notice by any Person.

“Excluded Subsidiary” means (a) each special purpose entity formed and so-designated at the request of Initial Borrower with the prior written consent of Agent (to be granted or withheld in its sole discretion) and (b) any Special Purpose Receivables Subsidiary; provided, however that, notwithstanding the foregoing, no Borrower shall be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Person, any Swap Obligation if, and to the extent that, all or a portion of the agreement of such Person to be obligated with respect of, or the grant by such Person of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Person’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the agreement of such Person to be obligated with respect of such Swap Obligation would otherwise have become effective with respect to such related Swap Obligation but for such Person’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such agreement of such Person to be obligated or Lien is or becomes illegal or unlawful.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.10(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BMO on such day on such transactions as determined by Agent.

“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

“Floor” means a rate of interest equal to 0.75%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funded Debt” means, with respect to any Person on any day, without duplication, the following Debt: (i) all indebtedness or guarantees of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument or which accrue interest or are a type upon which interest charges are customarily paid (specifically excluding all obligations of such Person under capital leases), (ii) liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (provided that the amount of such liabilities included as Funded Debt shall be the lesser of the amount of such liabilities and the fair market value of the property of such Person securing such liabilities), (iii) the net amount (if positive) of all indebtedness, obligations or liabilities of that Person in respect of Hedging Agreements (including without limitation the net amount (if positive) of all “make whole”, “close-out” or similar amounts that would be due by a Person were such Hedging Agreements to be liquidated or otherwise terminated as of such date of termination), (iv) all obligations, contingent or otherwise, of such Person as an account party in respect of undrawn letters of credit and undrawn letters of guaranty, (v) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (vi) guaranties of any of the foregoing
“Funded Debt to Adjusted Tangible Net Worth Ratio” means, as of any date of determination, the ratio of Funded Debt as of such date to Adjusted Tangible Net Worth as of such date.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, however, that all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body (including, without limitation, Local Authorities).

“Guarantors” shall mean, collectively, Regulated Guarantors and each other Subsidiary of the Initial Borrower party hereto from time to time; provided that no Special Purpose Receivables Subsidiary shall be a Guarantor hereunder.
“Guaranty” means individually, and “Guaranties” means collectively, the guarantee set forth Article 12 and in the limited and unlimited guaranty agreements in form and substance satisfactory to Agent, as the same may be amended, modified, restated or extended from time to time.
“Hazardous Substance” means any toxic, reactive, corrosive, carcinogenic, flammable or hazardous pollutant or other substance, including without limitation petroleum and items defined in Environmental Control Statutes as “hazardous substances,” “hazardous wastes,” “pollutants” or “contaminants.”
“Hedging Agreement” an agreement relating to any interest rate hedge, exchange, swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk (including, without limitation, any ISDA Master Agreement).

“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Debtor or any Regulated Guarantor under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Borrower” has the meaning assigned to such term in the Preamble to this Agreement.

“Insurance Premium Dividend” means distribution to shareholders of Borrowers used solely to pay life insurance premiums.

“Intangible Assets” means all assets of any Person which would be classified in accordance with GAAP as intangible assets, including without limitation (a) all franchises, licenses, permits, patents, applications, copyrights, trademarks, trade names, goodwill, experimental or organization expenses and other like intangibles, and (b) unamortized debt discount and expense and unamortized stock discount and expense.

“Interest Accrual Period” shall mean (i) the period from the Closing Date until (but not including) the first Change Date thereafter, and (ii) each period thereafter from (and including) each Change Date until (but not including) the next Change Date; except that the Interest Accrual Period, if any, that would otherwise commence before and end after the Termination Date shall end on the Termination Date.

“Interest-Only Accounts” means those Receivables on which collections are applied entirely to interest and expense charges, with no portion thereof being required to reduce the principal balance on the loan prior to the stated maturity of such accounts.

“Joinder Agreement” means a joinder agreement in the form of Exhibit I hereto or in form and substance satisfactory to Agent.

“Lender” has the meaning assigned to such term in the Preamble to this Agreement.

“Level One Regulatory Event” means the formal commencement by written notice by any federal or state Governmental Authority of any inquiry, investigation, legal action or similar proceeding against any Borrower or any of its Subsidiaries challenging its authority to originate, hold, own, service, collect or enforce Receivables generally or any category or group of Receivables that is material to the business of such Borrower or such Subsidiary, or otherwise alleging any material non-compliance by any Borrower or any of its Subsidiaries with any applicable laws related to originating, holding, collecting, servicing or enforcing Receivables generally or any category or group of Receivables that is material to the business of such Borrower or such Subsidiary (which shall include, without limitation, the issuance of a civil investigative demand by the Consumer Financial Protection Bureau that meets the criteria set forth above), which inquiry, investigation, legal action or proceeding is not released or terminated in a manner reasonably acceptable to Agent within thirty (30) calendar days of commencement thereof.

“Level Two Regulatory Event” means the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling against any Borrower or any of its Subsidiaries related in any way to the originating, holding, pledging, collecting, servicing or enforcing of Receivables generally or any category or group of Receivables that is material to the business of such Borrower or such Subsidiary.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including without limitation any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“Liquidity” means the sum of unencumbered cash of Borrowers and availability under the Reinsurance Credit Facilities.

“Loan” means the aggregate principal amount advanced by Lenders to Borrowers pursuant to Section 2.1 of this Agreement, together with interest accrued thereon and fees and costs owing hereunder in connection therewith.

“Local Authorities” means individually and collectively the state and local governmental authorities which govern the business and operations owned or conducted by Borrowers or any of them.

“Management Agreement” means that certain Family Office Services Agreement, dated as of January 1, 2024, by and among (i) The Elizabeth Cheek Family Trust: Trust A for the Benefit of Ben F. Cheek, IV, Trust B for the Benefit of Virginia C. Herring, and Trust C for the Benefit of Daivd Cheek, (ii) the Cheek/Herring Family Office and (iii) Borrower, as amended, restated, amended and restated, supplemented or otherwise modified in a manner not adverse to Agent or Lenders without the prior written consent of the Agent.

“Management Fee Subordination Agreement” means that certain Management Fee Subordination Agreement dated as of the Closing Date, by and among (i) The Elizabeth Cheek Family Trust: Trust A for the Benefit of Ben F. Cheek, IV, Trust B for the Benefit of Virginia C. Herring, and Trust C for the Benefit of Daivd Cheek, (ii) the Cheek/Herring Family Office and
(iii) Borrower and (iv) Agent.

“Material Adverse Change” means a material adverse change in the business, operations, property (including the Collateral), prospects or financial condition of any Borrower, any Guarantor or any of their Subsidiaries.

“Maturity Date” means the earlier of (i) December 6, 2027, as such date may be extended from time to time in accordance with the provisions of Section 2.4 of this Agreement and (ii) the date that is one hundred fifty-two (152) days prior to the scheduled maturity date of any Reinsurance Credit Facility.

“Maximum Principal Amount” means $300,000,000 as the same may be increased or reduced from time to time in accordance with the provisions of this Agreement.

“Modification or Deferment Policy” means that certain policy of Borrowers attached hereto as Exhibit E.

“Net Charge-Offs” means Principal Receivables which have been charged off (net of bad debt recoveries).

“Notes” mean collectively, the promissory notes to this Agreement of Borrowers in favor of each Lender, in the form of Exhibit C or in form and substance satisfactory to Agent, evidencing the joint and several obligation of Borrowers to repay the Loan, and any and all amendments, renewals, replacements or substitutions therefor, and each is referred to individually as a “Note.”
“Obligations” means (a) each and every draft, liability and obligation of every type and description which Borrowers may now or at any time hereafter owe to Agent and/or Lenders (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving Agent and/or any Lender alone or in a transaction involving other creditors of Borrowers, or any of them, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several), and including specifically, but not limited to, all indebtedness of Borrowers arising under this Agreement, the Notes, any fee letter, mandate letter or any other loan or credit agreement between or among a Borrower or Borrowers and Agent and/or any Lender, whether now in effect or hereafter entered into and including, without limitation, all Loans and (b) payment or performance, as the case may be, of all obligations of Borrowers with respect to Bank Products. Notwithstanding anything to the contrary contained herein, the Obligations shall specifically exclude Excluded Swap Obligations.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.10(b)).

“Other Debt” means Senior Demand Notes, Commercial Paper and Variable Rate Subordinated Debentures.

“Out-of-Formula Loan” has the meaning assigned to such term in clause (b) of Section 10.2.

“Paid in Full”, “Pay in Full” or “Payment in Full” have the correlative meanings assigned to such terms in Section 12.3.

“Participant” has the meaning assigned to such term in clause (e) of Section 10.8.

“Participant Register” has the meaning specified in clause (e) of Section 10.8.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA Patriot Act of 2001).
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto. “Perfection Certificate” means that certain Perfection Certificate delivered on the Closing
Date by the Debtors and Regulated Guarantors.

“Permitted Financing Receivables” means Receivables and all related Collateral sold or otherwise transferred to a Special Purpose Receivables Subsidiary pursuant to a Permitted Receivables Financing in accordance with this Agreement, which for the avoidance of doubt shall include the items of the type described in clauses (a) through (g) and clauses (n) through (r) of the definition of “Collateral” specifically with respect to such Permitted Financing Receivable and any such related security documents.

“Permitted Financing Reconveyed Receivables” shall mean Reconveyed Receivables transferred to a Borrower from a Permitted Receivables Financing for the purpose of enabling such Borrower to immediately thereafter transfer such Receivables to a different Permitted Receivables Financing.
“Permitted Indebtedness” means (a) borrowings from Agent and Lenders hereunder;
(b)trade indebtedness in the normal and ordinary course of business for value received;
(c)indebtedness and obligations incurred to purchase or lease fixed or capital assets, (d) the other indebtedness and obligations described on Schedule II attached hereto and made part hereof, (e) indebtedness in connection with Bank Products, (f) Other Debt, (g) real property leases entered into by Borrowers with respect to the branch offices and other buildings in the ordinary course of their business, (h) unsecured Debt permitted to be drawn with the prior written consent of Agent owing under the Reinsurance Credit Facilities and (i) unsecured Debt owed by one Debtor to another Debtor or Debtors.

“Permitted Liens” means (a) Liens granted to Agent by any Debtor pursuant to this Agreement, (b) Liens existing as of the date hereof described on Schedule III attached hereto
(c)Liens granted to real property landlords by any Debtor on furniture, fixture and equipment and
(d)Liens (or purported Liens) on the equity interests of a Special Purpose Receivables Subsidiary and its Permitted Financing Receivables and proceeds thereof.

“Permitted Platform Transition” means the loan platform transition commenced by the Debtors prior to the Closing Date transitioning the prior loan platform of the Debtors to a to a new loan platform reasonably acceptable to Agent, which transition is to be completed by March 31, 2025 (or such later date approved by the Agent in writing).

“Permitted Platform Transition Costs” means non-recurring costs and expenses for
(A) consultant fees, (B) consulting – capitalized software development, (C) conversion expense,
(D) training and development – conversion, (E) travel & lodging – conversion, and (F) Gold Point software fees, in each case, incurred in connection with the Permitted Platform Transition and maintenance of the prior loan platform during the Permitted Platform Transition.

“Permitted Receivables Financing” means one or more asset securitizations, bank conduit receivables financings or warehouse financings (or similar customary limited recourse, bankruptcy-remote structured financings, whether or not involving the issuance of securities and whether amortizing, term or revolving) permitted by and consummated in accordance with Article 13 hereof, which provides for the sale, transfer, contribution, assignment and/or pledge by one or more Borrowers to one or more Special Purpose Receivables Subsidiaries (either directly or indirectly through one or more Borrowers and/or Special Purpose Receivable Subsidiaries), with such Special Purpose Receivables Subsidiary(ies) in turn selling, transferring, contributing, assigning and/or pledging interests in the respective Permitted Financing Receivables to third- party lenders or investors that are not Affiliates of the Borrowers (or to trustees, collateral agents or similar agents acting on behalf of such lenders or investors) pursuant to the applicable Permitted Receivables Financing Documents.

“Permitted Receivables Financing Documents” shall mean (i) any purchase and sale agreements or similar agreements, collectively with all credit agreements, indentures, servicing agreements, subservicing agreements, placement agency or underwriting agreements, trust agreements, limited liability company agreements and other material documents and agreements executed in connection with a Permitted Receivables Financing Documents or related thereto and
(ii) any Permitted Receivables Financing Intercreditor Agreement.

“Permitted Receivables Financing Intercreditor Agreement” means, with respect to any Permitted Receivables Financing, an intercreditor agreement in form and substance satisfactory to Agent, by and among, Agent, on the one hand, and the third-party lenders or investors or trustees, collateral agents or similar agents acting on behalf of such lenders or investors party to such Permitted Receivables Financing, on the other hand.
“Permitted Tax Distributions” shall mean as to any taxable year of a Borrower during which such Borrower makes an S corporation election with the Internal Revenue Service and appropriate state agency, an annual distribution necessary to enable each shareholder of such Borrower to pay federal or state income taxes attributable to such shareholder resulting solely from the allocated share of income of such Borrower for such period.

“Permitted Transfer” has the meaning assigned to such term in Section 13.1.

“Person” means all natural persons, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and federal and state governments and agencies or regulatory authorities and political subdivisions thereof, or any other entity.

“Plan” means any employee benefit plan subject to the provisions of Title IV of ERISA which is maintained in whole or in part for employees of Borrowers or any Affiliate of Borrowers.

“Principal Receivables” means net Receivables less unearned interest and insurance commissions (including discounts).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Debtor that has total assets exceeding $10,000,000 at the time the relevant guarantee, letter of credit or keepwell or other supporting agreement becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) Agent and (b) any Lender, as applicable.

“Real Estate Related Accounts” means Receivables arising from loans (a) the proceeds of which are used to purchase or improve real property; or (b) collateralized or secured by an interest in real property; and shall include without limitation home equity accounts.

“Receivables” means (i) the right to all repayments and other payments in respect of any and all consumer loans and/or time sale transactions originated or acquired by a Borrower in the ordinary course of its business (including Reconveyed Receivables) and representing a monetary obligation of a natural person incurred for personal, family, or household purposes and (ii) all lien, title retention and security agreements, chattel mortgages, chattel paper, bailment leases, installment sale agreements, instruments, consumer finance paper, promissory notes or other documents securing or evidencing such consumer loans and/or time sale transactions (both in physical and electronic form) and (iii) all collateral securing and guarantees or other rights of any Borrower supporting such consumer loans and/or time sale transactions.

“Reconveyed Receivable” shall mean any Receivable that is repurchased, distributed and/or reassigned to a Borrower and released from any Lien arising under the applicable Permitted Receivables Financing, unless and until such Receivable is subsequently sold, transferred, assigned, contributed or otherwise transferred to a Special Purpose Receivables Subsidiary in connection with a Permitted Receivables Financing.

“Register” has the meaning set forth in Section 10.8(c).

“Regulation RR” means Regulation RR under the Securities Exchange Act of 1934, codified at 17 C.F.R. Part 246.

“Regulation AB” shall mean Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33- 8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) that are in effect on any specific date by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

“Regulated Guarantors” means, collectively, Frandisco Life Insurance Company, a Georgia corporation, Frandisco Property & Casualty Insurance Company, a Georgia corporation and any future Subsidiary formed or acquired which is a regulated insurance company and is prohibited by applicable law from pledging its assets to secure the Obligations.

“Regulatory Event” means either a Level One Regulatory Event or a Level Two Regulatory Event.

“Reinsurance Credit Facilities” means the unsecured credit facilities established for the benefit of Borrowers pursuant to Line of Credit Loan Agreements with the Regulated Guarantors, as lenders, the documentation of which shall be in form and substance acceptable to Agent, and which shall have: (i) Subject to Section 6.19(b), maturity dates thereunder at least one hundred fifty-two (152) days after the Maturity Date, (ii) no financial or negative covenants other than those set forth in the Reinsurance Credit Facilities as of the Closing Date, (iii) a per annum rate of interest no more than the rate of interest provided for in the Reinsurance Credit Facilities as of the Closing Date, (iv) an aggregate revolving commitment of at least $180,000,000 (it being acknowledged that such commitment has been approved by the Insurance Commissioner of the State of Georgia as of the Closing Date) and (v) conditions to borrowing no more onerous on the Borrower than those set forth in the Reinsurance Credit Facilities as of the Closing Date.

“Release Request” shall mean a written request by a Borrower delivered to Agent in form and substance reasonably acceptable to Agent requesting the release from the Collateral of certain Receivables listed on a schedule annexed to such Release Request.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Lender” has the meaning assigned to that term in Section 2.10(b) of this Agreement.

“Reportable Event” has the meaning assigned to that term in Section 4.13 of this Agreement.

“Request for Advance” means a request for an Advance hereunder to be provided by the Borrowers to Agent, in substantially the form attached hereto as Exhibit J or such other form satisfactory to Agent or through electronic means acceptable to Agent.

“Required Lenders” means, at any time, Lenders which are not then Defaulting Lenders and holding in the aggregate at least fifty percent (50%) of (a) the Commitment Percentage (and participation interest) or (b) if this Agreement has been terminated, the outstanding Loans and participation interest; provided, however, if there are two (2) or fewer Lenders at any time, Required Lenders shall mean one hundred percent (100%) of Lenders that are not then Defaulting Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person means any executive officer or Financial Officer of such Person and any other officer, general partner or managing member or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement whose signature and incumbency shall have been certified to Agent on or after the Closing Date pursuant to an incumbency certificate of the type contemplated by Section 5.1(e).
“Restricted Payments” means payments by Borrowers, or any of them, which constitute
(a)redemptions, repurchases, dividends or distributions of any kind with respect to a Borrower’s stock or any warrants, rights or options to purchase or otherwise acquire any shares of Borrower’s capital stock or (b) payments of principal or interest on Subordinated Debt.

“Sanction” or “Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws imposed, administered or enforced from time to time by any Sanctioned Entity: including, without limitation: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the
U.S. Department of Commerce, or through any existing or future statute or Executive Order,
(b)the United Nations Security Council, (c) the European Union, (d) the United Kingdom, (e) any other governmental authority with jurisdiction over Borrower or any member of the Borrowing Group.
“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Target” means any target of Sanctions, including: (a) Persons on any list of targets identified or designated pursuant to any Sanctions, (b) Persons, countries, or territories that are the target of any territorial or country-based Sanctions program, (c) Persons that are a target of Sanctions due to their ownership or control by any Sanctioned Target(s), or (d) otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Schedule of Receivables and Assignment” means a Schedule of Receivables and Assignment to be submitted by Borrowers to Agent pursuant to the terms hereof, describing the Receivables assigned and pledged to Agent, for the benefit of Agent, on the date hereof and thereafter for the period to which such schedule relates and confirming the assignment and pledge of such Receivables.

“Senior Demand Notes” means the Senior Demand Notes issued by Borrowers from time to time, as more fully described in the most current prospectus with respect to the Senior

Demand Notes as filed with the Securities and Exchange Commission, as the same may be amended, modified, supplemented, increased or restated from time to time.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan bearing interest based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”

“Secured Parties” means Agent, each BMO Affiliate and each Lender, collectively.

“Short Term Funding Retention Ratio” means, as of any the last day of any month, the ratio of (i) the sum of the total outstanding principal balance of all the Borrowers’ Senior Demand Notes and Commercial Paper as of the last day of such calendar month to (ii) the sum of the total outstanding principal balance of all the Borrowers’ Senior Demand Notes and Commercial Paper as of the last day of the calendar month ending three months prior to such calendar month.

“Special Purpose Receivables Subsidiary” means a bankruptcy remote or other special purpose entity: (a) that is a wholly-owned Subsidiary of the Initial Borrower and which is formed for the purpose of, and engages in no material business other than in connection with its Permitted Receivables Financing; (b) with which no Debtor has any material contract, agreement, arrangement or understanding other than on arms-length terms no less favorable to such Debtor than those that might be obtained at the time from Persons that are not Affiliates of any Debtor; to which no Debtor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings; and (d) no portion of the Debt or any other obligations (contingent or otherwise) of which (i) is guaranteed by any Debtor, recourse to or obligates any Debtor in any way other than pursuant to Standard Securitization Undertakings, or (ii) subjects any property of any Debtor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than the seller of such Permitted Financing Receivables pursuant to Standard Securitization Undertakings.

“Standard Securitization Undertakings” means, with respect to any Permitted Receivables Financing collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees and indemnities), (b) obligations (together with any related performance guarantees) to refund the purchase price, repurchase receivables, or grant purchase price credits for the breach of representations or warranties (unrelated to the collectability of the assets sold or the creditworthiness of the associated account debtors), (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in consumer loan Permitted Receivables Financings and (d) (i) any obligations entered into by any Debtor in connection with a Permitted Receivables Financing which are reasonably customary, including but not limited to retention of credit risk required by the applicable laws of the United States (including Regulation RR, and by the laws of the European Union (including EU Securitization Regulation), and by the laws of the United Kingdom (including UK Securitization Regulation)), (ii) liabilities and disclosure and reporting obligations under applicable federal and state securities laws, including Regulation AB, (iii) payment of certain customary and reasonable fees and expenses of transaction parties pursuant to the terms of the Permitted Receivables Financing Documents, (iv) contributions of (A) Permitted Financing Receivables or deemed capital contributions to any Special Purpose Receivables Subsidiary to the extent required or made pursuant to Permitted Receivables Financing or (B) cash to the extent necessary to keep such Special Purpose Receivables Subsidiary properly capitalized to avoid insolvency or consolidation with a Debtor, and (v) the pledge of equity interest in any Special Purpose Receivables Subsidiary to secure obligations under such Permitted Financing Receivables and (vi) inclusion in the calculation of standard sponsor-level financial covenants.

“Subordinated Debt” means any indebtedness for borrowed money which shall contain provisions subordinating the payment of such indebtedness and the liens and security interests securing such indebtedness to the Obligations, in form, substance and extent acceptable to Agent in its sole discretion. For purposes hereof, Subordinated Debt includes, without limitation, the Variable Rate Subordinated Debentures.

“Subordination Agreement” means, individually, and “Subordination Agreements” means, collectively, the Subordination Agreements executed in connection with the Subordinated Debt, from time to time, each in the form of Exhibit D attached hereto and made part hereof or in such other form as Agent may agree in its discretion.
“Subsidiary” of any entity means any corporation, limited liability company, partnership or other legal entity of which such entity directly or indirectly owns or controls at least a majority of the outstanding stock or other equity interest having general voting power. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise. Unless otherwise indicated, Subsidiary shall refer to all direct and indirect Subsidiaries of the Initial Borrower.

“Subsidiary Interests” means all equity interests held by a Debtor in its subsidiaries, whether such equity interests constitute Investment Property or General Intangibles under the UCC, it being acknowledged and agreed that all Receivables and Subsidiary Interests constitute Collateral hereunder.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “Swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tangible Net Worth” means, at any date, the amount of the capital stock liability of such Person on a consolidated basis (but excluding the effect of intercompany transactions) plus (or minus in the case of a deficit) its capital surplus and earned surplus minus, to the extent not otherwise excluded (i) the cost of treasury shares; (ii) the amount equal to the value shown on its books of Intangible Assets, including the excess paid for assets acquired over their respective book values on the books of the corporation from which acquired; and (iii) investments in and loans to any Subsidiary or Affiliate or to any shareholder, director or employee of such Person, any Subsidiary or any Affiliate.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, as of any day of determination, the Term SOFR Reference Rate for a one-month period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day of determination, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for a one-month period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earlier of: (a) the Maturity Date, or (b) the date on which the Commitments are terminated and the Loan becomes due and payable pursuant to Section 9.1.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Securitization Regulation” means United Kingdom legislation comprising the Securitisation Regulations 2024 (SI 2024/102) (as amended by the Securitisation (Amendment) Regulations 2024 (SI 2024/705)) as amended, supplemented or replaced from time to time.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in subsection (f) of Section 2.14.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underwriting Policy” means that certain policy of Borrowers attached hereto as Exhibit F.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“Variable Rate Subordinated Debentures” means the Variable Rate Subordinated Debentures issued by Borrowers from time to time under the Subordinated Indenture (that certain Indenture dated as of October 31, 1984, as the same may be amended, modified, supplemented, restated, renewed, refinanced or replaced from time to time), the repayment of which are subordinate in right of payment to the Obligations, the Senior Demand Notes, the Commercial Paper and any other Debt of Borrowers.
“Withholding Agent” means any Debtor, any Regulated Guarantor and Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligations in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2.    Rules of Construction.

(a)Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if at any time any change in GAAP would affect the computation of any covenant (including the computation of any financial covenant) and/or pricing grid set forth in this Agreement or any other Credit Document, Borrowers and Agent shall negotiate in good faith to amend such covenant and/or pricing grid to preserve the original intent in light of such change; provided further, that until so amended, (i) such covenant and/or pricing grid shall continue to be computed in accordance with the application of GAAP prior to such change and (ii) Borrowers shall provide to Agent a written reconciliation in form and substance reasonably satisfactory to Agent, between calculations of such covenant and/or pricing grid made before and after giving effect to such change in GAAP. Whenever the term “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrowers and their Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.
(b)Uniform Commercial Code. Except as otherwise provided herein, terms used in the foregoing definitions or elsewhere in this Agreement that are defined in the Uniform Commercial Code, shall have the respective meanings given to such terms in the UCC, including without limitation: Account Debtor, Account Debtor, Accounts, Chattel Paper, Commercial Tort Claim, Commodities Accounts, Commodity Contracts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangible, Payment Intangibles, Promissory Notes, Securities, Securities Accounts, Security Entitlements, Software and Supporting Obligations.

Section 1.3. Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division (whether under Delaware law or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 1.4. Interest Rates. Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article 2

The Revolving Credit Facility

Section 2.1. The Loan. Until the Termination Date, Borrowers may request Lenders to make Advances to Borrowers and, subject to the terms and conditions of this Agreement, each Lender severally and not jointly agrees to lend such Lender’s Commitment Percentage of each requested Advance up to such Lender’s Commitment which Borrowers may repay and reborrow from time to time. The aggregate unpaid principal amount at any one time outstanding of all Advances shall not exceed the lesser of the Maximum Principal Amount or the Borrowing Base in effect as of the date of determination.

(a)Agent shall establish on its books an account in the name of Borrowers (the “Borrowers’ Loan Account”). A debit balance in Borrowers’ Loan Account shall reflect the amount of Borrowers’ indebtedness to Agent and Lenders from time to time by reason of Advances and other appropriate charges (including, without limitation, interest charges) hereunder. At least once each month, Agent shall provide to Borrowers a statement of Borrowers’ Loan Account which statement shall be considered correct and accepted by Borrowers and conclusively binding upon Borrowers unless Borrowers notify Agent to the contrary within 30 days of Agent’s providing such statement to Borrowers.

(b)Each Advance made hereunder shall, in accordance with GAAP, be entered as a debit to Borrowers’ Loan Account, and shall be in a principal amount which, when aggregated with all other Advances then outstanding, shall not exceed the lesser of the then effective Borrowing Base or Maximum Principal Amount.
(c)The Loan shall be due and payable on the Termination Date. Upon the occurrence of an Event of Default, Agent shall have rights and remedies available to it under Article 9 of this Agreement.

(d)Agent has the right upon 10 days prior notice to Borrowers at any time, and from time to time, in its commercially reasonable discretion exercised in good faith (but without any obligation), to set aside reasonable reserves against the Borrowing Base in such amounts as it may deem commercially reasonable, including, without limitation, a reserve equal to the amount of outstanding indebtedness in connection with Bank Products and with respect to Regulatory Events.

Section 2.2. The Notes. The indebtedness of Borrowers to each Lender hereunder shall be evidenced by a separate Note executed by Borrowers in favor of such Lender in the principal amount equal to each such Lender’s Commitment Percentage of the Maximum Principal Amount. The principal amount of the Notes will be the Maximum Principal Amount; provided, however, that notwithstanding the face amount of the Notes, Borrowers’ liability under the Notes shall be limited at all times to the actual indebtedness (principal, interest and fees) then outstanding and owing by Borrowers to Agent and Lenders hereunder.

Section 2.3. Method of Payment. Borrowers shall make all payments of principal and interest on the Notes in lawful money of the United States of America and in funds immediately available by wire transfer or funds transfer, to Agent at its address referred to in Section 10.4 of this Agreement or at such other address as Agent otherwise directs. Whenever any payment is due on a day, which is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and interest shall be paid for such extended time. As soon as practicable after Agent receives payment from Borrowers, but in no event later than 1 Business Day after such payment has been made, subject to Section 2.7, Agent will cause to be distributed like funds relating to the payment of principal, interest or fees (other than amounts payable to Agent to reimburse Agent for fees and expenses payable solely to Agent pursuant to the terms of this Agreement) or expenses payable to Agent and Lenders in accordance with the terms of this Agreement, in like funds relating to the payment of any such other amounts payable to Lenders. Borrowers’ obligations to Lenders with respect to such payment shall be discharged by making such payments to Agent pursuant to this Section 2.3 or, if not timely paid or any Event of Default or Default then exists, may be added to the principal amount of the Loans outstanding. Borrowers hereby authorize Agent to charge the line of credit established hereunder for any amounts that are due and owing pursuant to the terms of this Agreement with such amounts added to the principal amount of the Loans outstanding and Agent may elect to utilize such right in its sole discretion.

Section 2.4. Extension and Adjustment of Maturity Date. Upon the written agreement of Borrowers, Agent and all Lenders, the Maturity Date may be extended.

Section 2.5. Use of Proceeds. Advances shall be used to consummate the Closing Date Refinancing and finance Borrowers’ portfolios of Consumer Purpose Loans, for general working capital purposes and for other lawful corporate purposes except as limited under this Agreement.

Section 2.6. Interest. (a) In the absence of an Event of Default or Default hereunder, and prior to maturity, the outstanding balance of the Loan will bear interest at an annual rate at all times equal to Term SOFR plus the Applicable Margin; provided, upon the occurrence and during the continuance of an Event of Default hereunder, at the option of the Agent, any discretionary Advances made by the Lenders notwithstanding such Event of Default may bear interest at the Base Rate.
(b)Interest shall be payable monthly in arrears on the first day of each month commencing on the first such date after the first Advance under the Loan and continuing until Payment in Full. Interest as provided hereunder will be calculated on the basis of a 360 day year and the actual number of days elapsed. The rate of interest provided for hereunder is subject to increase or decrease as on each Change Date, and any such change will become effective on the first (1st) day of each Interest Accrual Period.

(c)Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default hereunder either (i) immediately and automatically in the case of any Event of Default described in Section 8.6(a) or (b) or (ii) in the case of any other Event of Default, at the election of Agent or Required Lenders, Borrowers hereby agree to pay to Lenders interest on the outstanding principal balance of the Loan and any other obligations and, to the extent permitted by law, overdue interest with respect thereto, including after maturity and before and after judgment, at the rate of 2.00% per annum above the rate otherwise applicable to the Loan or other obligation.

(d)Agent shall determine each interest rate applicable to the Loans hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error. In connection with the use or administration of Term SOFR, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.7. Advances. (a) Whenever Borrowers desire an Advance, the Borrowers shall give Agent a Request for Advance. Such notice must be received by Agent no later than 1:00 p.m. (New York time) on the Business Day of the requested funding date. Notices received after 1:00 p.m. (New York time) shall be deemed received on the next Business Day. Each Request for Advance shall be irrevocable and shall specify (i) which Borrower is requesting such Advance, (ii) the amount of the Advance, and (iii) the requested funding date (which must be a Business Day). Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges) shall be deemed to be a request for an Advance on the due date, in the amount of such Obligations. The proceeds of such Advance shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates. If Borrowers establish a controlled disbursement account with Agent or any of its Affiliates, then the presentation for payment of any check or other item of payment drawn on such account, or the becoming due of any interest, fees, expenses or other Obligations hereunder, at a time when there are insufficient funds to cover it shall be deemed to be a request for an Advance on the date of such presentation, in such amount. The proceeds of such Advance may be disbursed directly to the controlled disbursement account or other appropriate account, or applied to the interest, fees, expenses or other Obligations then due.

(b)Each Lender shall timely honor its Commitment by funding its Commitment Percentage of each Advance that is properly requested hereunder. Agent shall endeavor to notify Lenders of each Request for Advance (or deemed request for an Advance) by 2:00 p.m. (New York time) on the proposed funding date. Each Lender shall fund to Agent such Lender’s Commitment Percentage of the Advance to the account specified by Agent in immediately available funds not later than 4:30 p.m. (New York time) on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Commitment Percentage of the Advance by noon (New York time) on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Advance as directed by the Borrowers. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Commitment Percentage of an Advance, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers.

(c)If the amounts described in subsection (b) of this Section 2.7 are not in fact made available to Agent by a Lender (such Lender being hereinafter referred to as a “Defaulting Lender”) and Agent has made such amount available to Borrowers, Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon Agent’s demand therefor, Agent shall promptly notify Borrowers and Borrowers shall be deemed to have made a request for an advance in an amount sufficient to immediately pay such corresponding amount to Agent, which Advance shall be funded by the non-Defaulting Lenders, subject to the terms hereof. Agent shall also be entitled to recover from such Defaulting Lender and Borrowers, (i) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Agent to Borrowers to the date such corresponding amount is recovered by Agent, at a rate per annum equal to either (A) if paid by such Defaulting Lender, the overnight federal funds rate for two Business Days and thereafter at the rate payable by Borrowers pursuant to Section 2.6, or (B) if paid by Borrowers, the then applicable rate of interest, calculated in accordance with Section 2.6, plus (ii) in each case, an amount equal to any costs (including reasonable legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which Borrowers may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of Borrowers to seek reimbursement from any Defaulting Lender for any amounts paid by Borrowers under clause (ii) above on account of such Defaulting Lender’s default. Unless expressly agreed by Borrowers, Agent and issuing bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of commitments and Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.

(d)The failure of any Lender to make its portion of the Advance to be made by it as part of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Advance. The amounts payable by each Lender shall be a separate and independent obligation.
(e)Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with Section 2.6, on the portion of the outstanding Loans which it has funded to Agent from the date such Lender funded such Advance to, but excluding, the date on which such Lender is repaid with respect to the Loan.

(f)Notwithstanding the obligation of Borrowers to send a Request for Advance, in the event that Agent agrees to accept a Request for Advance made by telephone, such telephonic request shall be binding on Borrowers whether or not written confirmation is sent by Borrowers or requested by Agent. Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by Agent in good faith to be from Borrowers or their agents. Agent’s records of the terms of any telephonic requests for Advances shall be conclusive on Borrowers in the absence of gross negligence or willful misconduct on the part of Agent in connection therewith.

(g)Agent shall not be obligated to transfer to any Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit; nor will a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent and shall be deemed to have been assigned to Agent for application hereunder until all Obligations owing to Agents, non-Defaulting Lenders and their affiliates have been paid in full. Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to Borrowers shall earn interest at the interest rate applicable hereunder and for all other purposes of this Agreement shall be treated as if they were Advances; provided, however, that for purposes of voting or consenting to matters with respect to the Credit Documents and determining Commitment Percentages with respect thereto, such Defaulting Lender shall be deemed not to be a “Lender,” and each of such Defaulting Lender’s Commitment and the unpaid principal balance of the Advances owing to such Defaulting Lender shall be deemed to be zero (-0-) for such purposes. Until a Defaulting Lender cures its failure to fund its pro rata share of any Advance and such Defaulting Lender shall not be entitled to receive any fees accruing hereunder. This Section 2.7(g) shall remain effective with respect to such Defaulting Lender until such time as Agent determines that such Defaulting Lender is no longer in default of any of its obligations under this Agreement. The terms of this Section 2.7(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrowers of their duties and obligations hereunder or under any of the other Credit Documents. Nothing contained in this Section 2.7 or otherwise in this Agreement shall impair or limit any claim of Borrowers against a Defaulting Lender (including, without limitation, expenses incurred by Borrowers by reason of any such default) who breaches its commitment to fund Advances hereunder.

Section 2.8.    Prepayments and Commitment Termination.

(a)Optional Prepayments. Borrowers may prepay the Loan from time to time, in full or in part without premium or penalty, provided that (i) prepayments shall be in a minimum amount of $25,000 and $25,000 increments in excess thereof; and (ii) partial prepayments prior to the Termination Date shall not reduce Lenders’ Commitments under this Agreement and may be reborrowed, subject to the terms and conditions hereof for borrowing. Prior to the occurrence of an Event of Default, partial prepayments will be applied first to outstanding Advances and thereafter to other Obligations owing hereunder.

(b)Termination of Commitments. Borrowers may upon three (3) Business Days’ prior written notice to the Agent reduce the Maximum Principal Amount in full or in part, without premium or penalty, provided that (i) commitment reductions shall be in a minimum amount of

$100,000 and $100,000 increments in excess thereof, (ii) the effectiveness of any reduction in Commitments below the level of the Advances then outstanding shall be contingent upon receipt of any mandatory prepayment required by Section 2.8 and (iii) each Lender’s commitment shall be reduced on a pro rata basis based on such Lender’s Commitment Percentage.
(c)Mandatory Prepayments. In the event that Excess Availability is ever less than zero, Borrowers shall pay to Agent immediately and without demand or notice of any kind required, the amount by which Borrowers’ indebtedness hereunder exceeds the lesser of the Borrowing Base and the Maximum Commitment Amount then applicable, together with all accrued interest on the amount so paid and any fees and costs incurred in connection therewith.
Section 2.9.    Fees. Borrowers shall pay to Agent, at Agent’s offices, the following:

(a)Administrative and Other Fees. All fees set forth in that certain Mandate Letter, dated August 14, 2024, between the Initial Borrower, Agent and BMO Capital Markets Corp, as and when required by such letter.

(b)Unused Line Fee. A non-refundable unused line fee on the daily unused Commitments at the rate of (i) for any day prior to the first anniversary of the Closing Date, (A) 0.25% per annum if the aggregate amount of outstanding Advances is greater than 40% of the Maximum Principal Amount or (B) 0.50% per annum if the aggregate amount of outstanding Advances is equal to or less than 40% of the Maximum Principal Amount or (ii) for any day after the first anniversary of the Closing Date (A) 0.25% per annum if the aggregate amount of outstanding Advances is greater than 50% of the Maximum Principal Amount or (B) 0.50% per annum if the aggregate amount of outstanding Advances is equal to or less than 50% of the Maximum Principal Amount, in each case, computed on the basis of a 360 day year and the actual number of days elapsed. Such fee shall be payable to Agent, for the account of Lenders in accordance with their Commitment Percentages, monthly in arrears on the first day of each month, and on the Termination Date, unless the Commitments are terminated on an earlier date, in which event the unused line fee shall be paid on the date of such termination.

Section 2.10.    Increased Costs; Replacement of a Lender.

(a)Increased Costs.

(i)If any Change in Law:

(A)shall subject any Lender (or its lending office) to any tax, duty or other charge with respect to its SOFR Loans or its Notes, any obligation to make SOFR Loans, or shall change the basis of taxation of payments to any Lender (or its lending office) of the principal of or interest on its SOFR Loans or any other amounts due under this Agreement or any other Credit Document in respect of its SOFR Loans or its obligation to make SOFR Loans (except, in each case, for changes in the rate of tax on the overall net income of such Lender or its lending office and for Excluded Taxes); or

(B)shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the FRB) or shall impose on any Lender (or its lending office) or on the interbank market any other condition affecting its SOFR Loans, its Notes, or its obligation to make SOFR Loans (except, in each case, for Excluded Taxes);

and the result of any of the foregoing is to increase the cost to such Lender (or its lending office) making or maintaining any SOFR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its lending office) under this Agreement or under any other Credit Document with respect thereto, by an amount deemed by such Lender to be material, then, within 15 Business Days after demand by such Lender (with a copy to Agent), Borrowers shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(ii)If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(iii)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (i) or (i) of this Subsection 2.10(a) and delivered to the Borrowers, shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(b)Replacement of a Lender. If Borrowers become obligated to pay additional amounts to any Lender pursuant to Section 2.10(a), then Borrowers may within 120 days thereafter designate another bank that is acceptable to Agent in its reasonable discretion (such other bank being called a “Replacement Lender”) to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment and Acceptance), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

Section 2.11. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans made by it in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment accruing to all Lenders in accordance with their respective ratable shares as provided for in this Agreement; provided, however, that if all or any portion of such excess is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) or any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

Section 2.12. Pro Rata Treatment. Subject to Section 9.4 hereof, each payment or prepayment of principal of the Loan, and each payment of interest on the Loans, actually received by Agent shall be allocated pro rata among Lenders in accordance with the respective principal amounts of their outstanding Loans; provided, however, that the foregoing fees payable hereunder (other than the fees payable under Section 2.9(a) hereof) to Lenders shall be allocated to each Lender based on such Lender’s Commitment Percentage.

Section 2.13. Accordion. Subject to the terms and conditions set forth herein below, Borrowers shall have a right at any time to increase the amount of the Maximum Principal Amount (the “Accordion Increase”) in an amount acceptable to Agent in its sole and absolute discretion; provided, however, that the aggregate amount of all Accordion Increases shall not exceed $50,000,000. The following additional terms and conditions shall apply to the Accordion Increase:

(a)the Accordion Increase shall constitute additional Obligations and shall be secured and guaranteed with the other Obligations on a pari passu basis by the Collateral;

(b)Borrowers shall execute a new Note in favor of any new Lender or any existing Lender whose Commitment is increased, as well as any other legal documentation and modification documents reasonably requested by Agent to consummate the Accordion Increase;
(c)unless otherwise provided by Agent, the Accordion Increase shall be subject to the same terms (including interest rate and maturity date) as the existing Loan;

(d)all documents, organizational documents and other documents evidencing and contemplated by the Accordion Increase shall be in form and substance acceptable to Agent and Borrowers;

(e)Borrowers shall have delivered all due diligence materials and other deliverables reasonably requested by Agent;

(f)each of the closing conditions set forth in Article 5 shall have been satisfied;

(g)no Default or Event of Default shall have occurred that has not been waived by Lenders pursuant to the terms hereof;

(h)Agent shall have received from Borrowers updated financial statements and projections and a certificate, in each case in form and substance reasonably satisfactory to Agent, demonstrating that, after giving effect to the Accordion Increase on a pro forma basis, Borrowers will be in compliance with all financial covenants set forth herein;

(i)the Accordion Increase shall be subject to the ability of Agent to syndicate the Accordion Increase as determined by Agent in its sole and absolute discretion; and

(j)Agent shall have received such other due diligence and credit committee approvals as it may require with results satisfactory to Agent in its sole and absolute discretion.

Participation in the Accordion Increase shall be offered first to each of the existing Lenders in an amount equal to each Lender’s Commitment Percentage of the Accordion Increase, but no such Lender shall have any obligation to provide all or any portion of the Accordion Increase. If the amount of the Accordion Increase requested by Borrowers shall exceed the Commitments which the existing Lenders are willing to provide with respect to the Accordion Increase, then Agent may invite other banks or lending institutions acceptable to Agent and Borrowers to join this Agreement as Lenders hereunder for the portion of such Accordion Increase not provided by the existing Lenders; provided, however, that such other banks, or financial institutions shall enter into such joinder agreements to give effect thereto as Agent and Borrowers may reasonably request. Agent is authorized to enter into, on behalf of Lenders, any amendment to this Agreement or any other Credit Document as may be necessary to incorporate the terms of the Accordion Increase in accordance with the terms hereof.

Section 2.14.    Taxes.

(a)Certain Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Debtor or any Regulated Guarantor under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Debtor or Regulated Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes. The Debtors and Regulated Guarantors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification. The Debtors and Regulated Guarantors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Debtor or any Regulated Guarantor has not already indemnified Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Debtors and Regulated Guarantors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.8(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this subsection (e).

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Debtor or any Regulated Guarantor to a Governmental Authority pursuant to this Section, such Debtor or Regulated Guarantor shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
(g)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrowers and Agent, at the time or times reasonably requested by the Borrowers or Agent, such properly completed and executed documentation reasonably requested by the Borrowers or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or Agent as will enable the Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Borrowers and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)executed copies of IRS Form W-8ECI;

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in substantially the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and
(y) executed copies of IRS Form W-8BEN; or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of

Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a
U.S. Tax Compliance Certificate substantially in substantially the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Agent as may be necessary for the Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.

Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival. Each party’s obligations under this Section shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 2.15    Benchmark Replacement Setting.

(a)Circumstances Affecting Benchmark Availability. Subject to clause (c) below, if for any reason (i) Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR on or prior to the first day of a calendar month, (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining Loans, or (iii) upon the commencement of a Benchmark Unavailability Period, then, in each case, Agent shall promptly give notice thereof to Borrowers. Upon notice thereof by Agent to the Borrowers, any obligation of the Lenders to make or continue SOFR Loans shall be suspended (to the extent of the affected SOFR Loans and, in the case of a SOFR Loan, the affected Interest Accrual Periods) until Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for an Advance of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans and, in the case of a SOFR Loan, the affected Interest Accrual Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for an Advance of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately or, in the case of a SOFR Loans, at the end of the applicable Interest Accrual Period.

(b)Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or regulation or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or any of their respective lending offices) to determine or charge interest based upon SOFR or Term SOFR, such Lender shall promptly give notice thereof to Agent and Agent shall promptly give notice to Borrowers and the other Lenders and such Lender’s obligations to make or maintain SOFR Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain SOFR Loans. Borrower shall prepay on demand the outstanding principal amount of any such affected SOFR Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, that, subject to all of the terms and conditions of this Agreement, Borrower may then elect to borrow the principal amount of the affected SOFR Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender and which shall be determined without reference to clause (c) of the definition of “Base Rate”.

(c)Benchmark Replacement Setting.

(i)Benchmark Replacement. If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(iii)Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrowers and Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will promptly notify Borrowers of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.15(c)(iv). Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.15(c).

(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Agent may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Article 3

Security

Section 3.1. Security Interest. To secure the payment and performance of the Obligations, each Debtor hereby grants to Agent, for the benefit of the Secured Parties, a continuing general Lien on and a continuing security interest in and right of set-off against, all of the Collateral of such Debtor, wherever located, whether now owned or hereafter acquired, existing or created, together with all replacements and substitutions therefor, and the cash and non-cash proceeds thereof. Notwithstanding the foregoing, the security interest granted hereunder shall not extend to and the term “Collateral” shall not include any Excluded Property. The Liens and security interests of Agent in the Collateral shall be first and prior perfected Liens and security interests, subject only to Permitted Liens, and may be retained by Agent until Payment in Full.

Section 3.2. Financing Statements. Agent is hereby authorized by each Debtor to file any financing statements covering the Collateral or any amendment adding collateral to any financing statement in each case whether or not a Debtor’s signature appears thereon, including financing statements describing the Collateral as “all assets” or “all personal property” or words of like meaning. Debtors agree to comply with the requirements of all state and federal laws and requests of Agent in order for Agent to have and maintain a valid and perfected first security interest in the Collateral.

Section 3.3. Special Provisions Re: Receivables. (a) To the extent any Receivable is evidenced by an Instrument, Document or Chattel Paper, there is only one original executed copy of such Instrument, Document or Chattel Paper. All such Instruments, Documents and Chattel Paper shall be conspicuously marked on the face of each such item with the following legend disclosing the security interest granted to Agent: “A Security Interest in this Document has been granted to BMO Bank N.A. (and its successors and assigns), as Agent, under a Loan and Security Agreement” or such other written legend acceptable to Agent; provided that Instruments, Documents and Chattel Paper generated by the Borrower and prior to the Closing Date may instead be stamped with or otherwise include the following words: “This document is pledged as collateral in favor of Wells Fargo Bank, National Association, as Agent.” Each of the Agent and the Lenders authorize the Borrowers or their agents or assigns to cancel or otherwise modify any such legend or stamp upon a Permitted Transfer to a Special Purpose Receivables Subsidiary in connection with a Permitted Receivables Financing; provided, the legend disclosing the security interest granted to Agent shall be restored to any Reconveyed Receivable that is not a Permitted Financing Reconveyed Receivable concurrently with the transfer of such Receivable to a Debtor. In all cases, all Instruments, Documents and Chattel Paper evidencing the Receivables (and all certificates of title or other evidences of lien relating to any collateral security therefor) shall at all times be segregated in files and kept in fireproof file cabinets or storage containers, in each case disclosing the security interest of Agent. . To the extent any Receivable constitutes Electronic Chattel Paper or a Payment Intangible not evidenced by a tangible writing, (i) to the extent such Receivable was created electronically, the relevant account debtor or obligor shall have consented to entering into such contract through an agreed-upon electronic medium (and retrievable records evidencing such consent are at all times retained by the relevant Debtors), (ii) to the extent such Receivable was originated in a tangible form before being converted into an electronic transaction, the original tangible form has been destroyed or otherwise marked to indicate it is not the authoritative copy (within the meaning of UCC Section 9-105 for Electronic Chattel Paper and with a similar meaning for Payment Intangible not evidenced by a tangible writing) and the contract provides that the holder may retain the Receivable (and any related records) electronically as the authoritative copy thereof, (iii) there shall be only one authoritative copy of such Receivable, and (iv) at all times (x) in the case of Electronic Chattel Paper, the electronic record or records comprising such Receivable are created, stored and collaterally assigned to Agent in a manner sufficient to grant control over such Receivable to Agent subject to a written control agreement reasonably acceptable to Agent with a third-party vendor storing such records who shall be reasonably acceptable to Agent and (y) in the case of any Payment Intangible not evidenced by a tangible writing, the electronic record or records comprising such Receivable are created, stored and collaterally assigned to Agent and are subject to a written control agreement reasonably acceptable to Agent with a third-party vendor storing such records who shall be reasonably acceptable to Agent (each agreement satisfying the requirements of clause (x) and/or (y) for the relevant type of Collateral, a “Electronic Collateral Control Agreement”) . Upon the occurrence and during the continuation of any Default, Agent shall be entitled to exercise control or otherwise give such third-party vendor instructions with respect to such electronic transactions (including instructions to transfer or export such electronic transactions as Agent shall direct). Agent acknowledges that at all times the Receivables (whether in tangible or electronic form) may be subject to inspection and examination by relevant governmental regulatory agencies.

Section 3.4. Collections. (a) Unless and until an Event of Default has occurred and is continuing, the Debtors may settle and adjust disputes and claims with its customers and account debtors, and grant discounts, credits, and allowances in the ordinary course of its business as presently conducted for amounts and on terms which the relevant Debtor in good faith considers advisable. During the existence of any Event of Default, at Agent’s request, the Debtors shall also notify Agent promptly of all disputes and claims and settle or adjust them at no expense to Agent, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business as presently conducted shall be granted to any customer or account debtor. In any event, Debtors shall have no power to make any unusual allowance or credit to any obligor without Agent’s prior written consent. Agent may, at all times during the existence of any Event of Default, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which Agent considers advisable.

(b)At the demand of Agent, upon the occurrence and during the continuation of any Default:

(i)all Instruments and tangible Chattel Paper at any time constituting part of the Receivables (including any postdated checks) shall, upon receipt by such Debtor, be promptly endorsed to and deposited with Agent (to the extent any Receivables have been delivered to Agent hereunder, Agent acknowledges that the same may be subject to inspection and examination by relevant governmental regulatory agencies); and/or

(ii)such Debtor shall remit, and instruct all customers and account debtors to remit all payments in respect of Receivables or any other Collateral to either (A) a blocked deposit account maintained with Agent under Agent’s sole control and/or (B) a lockbox or lockboxes under the sole custody and control of Agent and which are maintained at one or more post offices selected by Agent, in each case, as Agent may direct
(c)Upon the occurrence and during the continuation of any Default, whether or not Agent has exercised any of its other rights under the other provisions of this Section 3, Agent or its designee may notify the relevant Debtor’s customers and account debtors at any time that Receivables have been assigned to Agent or of Agent’s security interest therein, and either in its own name, or such Debtor’s name, or both, demand, collect (including, without limitation, through a lockbox analogous to that described in Section 3(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Receivables, and in Agent’s discretion file any claim or take any other action or proceeding which Agent may deem necessary or appropriate to protect and realize upon the security interest of Agent in the Receivables or any other Collateral.

(d)Any proceeds of Receivables or other Collateral transmitted to or otherwise received by Agent pursuant to any of the provisions of Sections 3.4(b) or (c) hereof may be handled and administered by Agent in and through a remittance account or accounts maintained at Agent or by Agent at a commercial bank or banks selected by Agent (collectively the “Depositary Banks” and individually a “Depositary Bank”), and each Debtor acknowledges that the maintenance of such remittance accounts by Agent is solely for Agent’s convenience and that the Debtors do not have any right, title or interest in such remittance accounts or any amounts at any time standing to the credit thereof. Agent may, after the occurrence and during the continuation of any Default, apply all or any part of any proceeds of Receivables or other Collateral received by it from any source to the payment of the Obligations (whether or not then due and payable), such applications to be made in such amounts, in such manner and order, and at such intervals as Agent may from time to time in its discretion determine, but not less often than once each week. Agent need not apply or give credit for any item included in proceeds of Receivables or other Collateral until the Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to Agent and the Depositary Bank as such. However, if Agent does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to Agent or any Depositary Bank for any reason, Agent may at its election in either instance charge the amount of such item back against any such remittance accounts or any Deposit Account of any Debtor subject to the lien and security interest of this Agreement, together with interest thereon at the rate provided for in Section 2.6 of this Agreement. Concurrently with each transmission of any proceeds of Receivables or other Collateral to any such remittance account, upon Agent’s request, the relevant Debtor shall furnish Agent with a report in such form as Agent shall reasonably require identifying the particular Receivable or such other Collateral from which the same arises or relates. Unless and until a Default has occurred and is continuing, Agent will release proceeds of Collateral which Agent has not applied to the Obligations as provided above from the remittance account from time to time after receipt thereof. Each Debtor hereby indemnifies the Secured Parties from and against all liabilities, damages, losses, actions, claims, judgments, and all reasonable costs, expenses, charges, and attorneys’ fees suffered or incurred by any Secured Party because of the maintenance of the foregoing arrangements; provided, however, that no Debtor shall be required to indemnify any Secured Party for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the person seeking to be indemnified as finally determined by a court of competent jurisdiction. The Secured Parties shall have no liability or responsibility to any Debtor for Agent or any Depositary Bank accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

(e)To the extent any Debtor has rights in Collateral evidenced by an instrument or chattel paper not amounting to a Receivable (including because such instrument or chattel paper does not align with clause (i) of the definition of Receivable), such Debtor shall promptly cause such instrument to be pledged and delivered to the Agent, together with any endorsement or instrument of transfer executed in blank as requested by the Agent; provided, however, that, unless an Event of Default has occurred and is continuing, a Debtor shall not be required to deliver any such instrument or chattel paper if and only so long as the aggregate unpaid principal balance of all such instruments and chattel paper held by the Debtors and not delivered to the Agent under the Collateral Documents is less than $250,000 at any one time outstanding (excluding any instrument evidencing the Cheek Business Loan unless the Agent so requests while an Event of Default has occurred and is continuing); provided, further, (i) the Agent shall have the right to request that a Debtor take any action with respect to such instrument or chattel paper in excess of the foregoing threshold as such Debtor would be required to do if such instrument or chattel paper constituted a Receivable for the purposes of this Agreement and (ii) a Agent shall have the right to deal with and enforce against such instrument or chattel paper in excess of the foregoing threshold as though such instrument or chattel paper constituted a Receivable for the purposes of this Agreement.

Section 3.5. Special Provisions Re: Investment Property, Subsidiary Interests, Deposits . (a) Unless and until an Event of Default has occurred and is continuing and thereafter until notified to the contrary by Agent:

(i)each Debtor shall be entitled to exercise all voting and/or consensual powers pertaining to its Investment Property and Subsidiary Interests, or any part thereof, for all purposes not inconsistent with the terms of this Agreement or any other document evidencing or otherwise relating to any Obligations; and
(ii)each Debtor shall be entitled to receive and retain all cash dividends paid upon or in respect of its Investment Property and Subsidiary Interests to the extent permitted by this Agreement subject to the lien and security interest of this Agreement.

(b)All Investment Property (including all securities, certificated or uncertificated, securities accounts, and commodity accounts) and Subsidiary Interests of the Debtors as of the Closing Date is listed and identified on Schedule 2 to the Perfection Certificate. Each Debtor shall promptly notify Agent of any other Investment Property or Subsidiary Interests acquired or maintained by such Debtor after the date hereof (provided any Debtor’s failure to do so shall not impair Agent’s security interest therein). Certificates for all certificated securities now or at any time constituting Investment Property or Subsidiary Interests constituting Collateral (other than the equity interests in respect of any Regulated Guarantor constituting Collateral, unless an Event of Default has occurred and is continuing and Agent has requested their delivery from the Borrower in writing) hereunder shall be promptly delivered by the relevant Debtor to Agent duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto, including, without limitation, all stock received in respect of a stock dividend or resulting from a split-up, revision or reclassification of the Investment Property or Subsidiary Interests or any part thereof or received in addition to, in substitution of or in exchange for the Investment Property or Subsidiary Interests or any part thereof as a result of a merger, consolidation or otherwise.

With respect to any uncertificated securities or any Investment Property or Subsidiary Interests constituting Collateral held by a securities intermediary, commodity intermediary, or other financial intermediary of any kind, at Agent’s request, the relevant Debtor shall execute and deliver, and shall use commercially reasonable efforts to cause any such issuer or intermediary to execute and deliver, a Control Agreement. Agent may, at any time after the occurrence and during the continuation of any Default, cause to be transferred into its name or the name of its nominee or nominees any and all of the Investment Property and Subsidiary Interests constituting Collateral hereunder.

(c)Unless and until a Default has occurred and is continuing, each Debtor may sell or otherwise dispose of any of its Investment Property to the extent permitted by this Agreement, provided that, except to the extent permitted by this Agreement, no Debtor shall sell or otherwise dispose of any Subsidiary Interests without the prior written consent of Agent. After the occurrence and during the continuation of any Default, no Debtor shall sell all or any part of its Investment Property or Subsidiary Interests without the prior written consent of Agent.
(d)Each Debtor represents that on the date of this Agreement, none of its Investment Property or Subsidiary Interests consists of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System) except to the extent such Debtor has delivered to Agent a duly executed and completed Form U-1 with respect to such stock. If at any time the Investment Property or Subsidiary Interests or any part thereof consists of margin stock, the relevant Debtor shall promptly so notify Agent and deliver to Agent a duly executed and completed Form U-1 and such other instruments and documents reasonably requested by Agent in form and substance satisfactory to Agent.

(e)Each Debtor represents and warrants to, and agrees with, the Secured Parties as follows: (i) as of the Closing Date, the Subsidiary Interests listed and described on Schedule 2A to the Perfection Certificate hereto constitute the percentage of the equity interest in each Subsidiary set forth thereon owned by such Debtor; (ii) copies of the certificate or articles of incorporation and by-laws, certificate or articles of organization and operating agreement, and partnership agreement of each Subsidiary (each such agreement being hereinafter referred to as an “Organizational Agreement”) heretofore delivered to Agent are true and correct copies thereof and have not been amended or modified in any respect other than as stated therein, and (iii) without the prior written consent of Agent, such Debtor hereby agrees not to amend or modify any Organizational Agreement which would in any manner adversely affect or impair the Subsidiary Interests of such Debtor or reduce or dilute the rights of such Debtor with respect to any Subsidiary Interests, any of such actions done without such prior written consent to be null and void. Each Debtor shall perform when due all of its obligations under each Organizational Agreement.

(f)All Deposit Accounts of the Debtors as of the Closing Date are listed and identified (by account number and depository institution) on Schedule 2(C) to the Perfection Certificate. Each Debtor shall promptly notify Agent of any other Deposit Account opened or maintained by such Debtor after the date hereof (provided any Debtor’s failure to do so shall not impair Agent’s security interest therein). With respect to any Deposit Account maintained by a depository institution other than Agent, and as a condition to the establishment and maintenance of any such Deposit Account except as otherwise permitted by this Agreement, such Debtor, the depository institution, and Agent shall execute and deliver a Control Agreement.

Section 3.6. Additional Collateral Provisions. (a) If any Collateral is in the possession or control of any agents or processors of a Debtor and Agent so requests, such Debtor agrees to notify such agents or processors in writing of Agent’s lien and security interest therein and instruct them to hold all such Collateral for Agent’s account and subject to Agent’s instructions. Each Debtor will, upon the request of Agent, authorize and instruct all bailees and any other parties, if any, at any time processing, labeling, packaging, holding, storing, shipping or transferring all or any part of the Collateral to permit the Secured Parties and their respective representatives to examine and inspect any of the Collateral then in such party’s possession and to verify from such party’s own books and records any information concerning the Collateral or any part thereof which the Secured Parties or their respective representatives may seek to verify.

(b)Each Debtor agrees from time to time to deliver to Agent such evidence of the existence, identity, and location of its Collateral and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Receivables created or acquired by such Debtor, copies of customer invoices or the equivalent and original shipping or delivery receipts for all merchandise and other goods sold or leased or services rendered by it, together with such Debtor’s warranty of the genuineness thereof, and reports stating the book value of its Inventory and Equipment by major category and location), in each case as Agent may reasonably request. Agent shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which Agent considers appropriate and reasonable (provided the Debtors’ obligation to reimburse the Secured Parties for any costs of verifications shall be subject to the terms of this Agreement), and each Debtor agrees to furnish all assistance and information, and perform any acts, which Agent may reasonably require in connection therewith.

(c)Section 3 of the Perfection Certificate contains a true, complete, and current listing of all patents, trademarks, tradestyles, copyrights, and other intellectual property rights (including all registrations and applications therefor) owned by each of the Debtors as of the Closing Date that are registered with any governmental authority. The Debtors shall promptly notify Agent in writing of any additional intellectual property rights acquired or arising after the date hereof that are or are required to be registered with any governmental authority (provided any Debtor’s failure to do so shall not impair Agent’s security interest therein).

(d)Schedule 5 to the Perfection Certificate contains a true, complete and current listing of all Commercial Tort Claims held by the Debtors as of the Closing Date, each described by referring to a specific incident giving rise to the claim. Each Debtor agrees to notify Agent promptly if it becomes aware of any Commercial Tort Claim of such Debtor with an value (estimated by the Debtors in good faith) in excess of $250,000 individually or $1,000,000 in the aggregate. Each Debtor agrees to execute and deliver to Agent an agreement in the form reasonably acceptable to Agent to perfect Agent’s Lien on such Commercial Tort Claim promptly.

(e)Each Debtor agrees to execute and deliver to Agent such further agreements, assignments, instruments, and documents, and to do all such other things, as Agent may reasonably deem necessary or appropriate to assure Agent its lien and security interest hereunder, including, without limitation, (i) such financing statements or other instruments and documents as Agent may from time to time reasonably require to comply with the UCC and any other applicable law, (ii) such agreements with respect to patents, trademarks, copyrights, and similar intellectual property rights as Agent may from time to time reasonably require to comply with the filing requirements of the United States Patent and Trademark Office and the United States Copyright Office, and (iii) such control agreements with respect to Deposit Accounts (except as otherwise provided for in this Agreement), Investment Property, Letter-of-Credit Rights, and electronic Chattel Paper, and to cause the relevant depository institutions, financial intermediaries, and issuers to execute and deliver such control agreements, as Agent may from time to time reasonably require. Agent may order lien searches from time to time against any Debtor and the Collateral, and the Debtors shall promptly reimburse Agent for all reasonable costs and expenses incurred in connection with such lien searches. Each Debtor agrees to mark its books and records to reflect the lien and security interest of Agent in the Collateral.

(f)On failure of any Debtor to perform any of the covenants and agreements herein contained, Agent may, at its option, perform the same and in so doing may expend such sums as Agent deems advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, liens, and encumbrances, expenditures made in defending against any adverse claims, and all other expenditures which Agent may be compelled to make by operation of law or which Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Debtors upon demand, shall constitute additional Obligations secured hereunder bearing interest as provided in Section 2.6 of this Agreement (as though such Obligations were Loans). No such performance of any covenant or agreement by Agent on behalf of a Debtor, and no such advancement or expenditure therefor, shall relieve any Debtor of any default under the terms of this Agreement or in any way obligate any Secured Party to take any further or future action with respect thereto. Agent, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. So long as Agent is acting reasonably and in good faith, Agent, in performing any act hereunder, shall be the sole judge of whether the relevant Debtor is required to perform the same under the terms of this Agreement. Agent is hereby authorized to charge any account of any Debtor maintained with any Secured Party for the amount of such sums and amounts so expended.

(g)Debtors will defend the Collateral against all Liens (other than Permitted Liens), and claims and demands of all Persons at any time claiming the same or any interest therein. Debtors agree to comply with the requirements of all state and federal laws and requests of Agent in order for Agent to have and maintain a valid and perfected first security interest and/or mortgage Lien in the Collateral.

Section 3.7. Additional Rights of Agent; Power of Attorney. (a) In addition to all the rights granted to Agent hereunder, Agent shall have the right, at any time following the occurrence and during the continuance of an Event of Default, to notify the obligors and account debtors of all Collateral to make payment thereon directly to Agent, and to take control of the cash and non-cash proceeds of such Collateral. When Collections received by Agent have been converted into cash form, Agent shall forthwith apply the same first to discharge all expenses, fees, costs and charges including reasonable attorneys’ fees and costs of Collections owing hereunder; second to pay all interest accrued under the Notes and this Agreement; third to pay principal due under the

Notes and this Agreement; fourth to pay any other sums due to Agent and Lenders under the terms of this Agreement and fifth to whoever is entitled to such amounts under applicable law.

(b)Each Debtor irrevocably appoints Agent, its nominee, or any other person whom Agent may designate as such Debtor’s attorney-in-fact, as its true and lawful attorney, with power of substitution, to act in the name of such Debtor or in the name of Agent or otherwise, for the use and benefit of Agent, but at the cost and expense of Debtors, without notice to Debtors to do any of the following after the occurrence of an Event of Default: to demand, collect, receipt for and give renewals, extensions, discharges and releases of any Collateral; to institute and to prosecute legal and equitable proceedings to realize upon any Collateral; to settle, compromise, or adjust claims; to take possession and control in any manner and in any place of any cash or non-cash items of payment or proceeds thereof; to endorse the name of such Debtor upon any notes, checks, drafts, money orders, or other evidences of payment of Collateral; to sign such Debtor’s name on any instruments or documents relating to any of the Collateral or on drafts against account debtors; to do all other acts and things necessary, in Agent’s commercially reasonable judgment, to effect collection of the Collateral or protect its security interest in the Collateral; and generally to sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, except to the extent limited by any applicable laws and subject to any requirement of notice to Debtors or other Persons under applicable laws.

(c)Each Debtor hereby agrees to indemnify and hold Agent (including , its nominee, or any other person whom Agent may designate as such Debtor’s attorney-in-fact) and Lenders harmless from and against any and all expenses, costs, liabilities or damages (including reasonable attorneys fees) sustained by them by reason of any misrepresentation, breach of warranty or breach of covenant by Debtors whether caused by Debtors or Guarantors, or whether caused by any other Person if Debtors knew of or reasonably should have known that facts, circumstances or information on which Debtors relied were false, incorrect or incomplete in any material respect, and also all court costs and all other expenses Agent and each Lender incurred in enforcing or attempting to enforce payment of the Loan or any Collateral, in supervising the records and proper management and disposition of the collection of Collateral or in prosecuting or defending any of Agent’s and Lenders’ rights under this Agreement.

(d)Upon the occurrence and during the continuation of any Event of Default, Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further Agent may, without demand and, to the extent permitted by applicable law, without advertisement, notice, hearing or process of law, all of which each Debtor hereby waives to the extent permitted by applicable law, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any securities exchange or broker’s board or at Agent’s office or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as Agent deems advisable, in its discretion. In the exercise of any such remedies, Agent may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Obligations. Also, if less than all the Collateral is sold, Agent shall have no duty to marshal or apportion the part of the Collateral so sold as between the

Debtors, or any of them, but may sell and deliver any or all of the Collateral without regard to which of the Debtors are the owners thereof. In addition to all other sums due any Secured Party hereunder, each Debtor shall pay the Secured Parties all costs and expenses incurred by the Secured Parties, including reasonable attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Obligations or in the prosecution or defense of any action or proceeding by or against any Secured Party or any Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or the Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is delivered in accordance with Section 10.4 at least 10 Business Days before the time of sale or other event giving rise to the requirement of such notice; provided, however, no notification need be given to a Debtor if such Debtor has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Any Secured Party may be the purchaser at any such sale. Each Debtor hereby waives all of its rights of redemption from any such sale. Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or Agent may further postpone such sale by announcement made at such time and place. Agent has no obligation to prepare the Collateral for sale. Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and each Debtor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable.

(e)Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, in addition to all other rights provided herein or by law, (i) Agent shall have the right to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the relevant Debtor’s premises (each Debtor hereby agreeing, to the extent it may lawfully do so, to lease such premises without cost or expense to Agent or its designee if Agent so requests) or to remove the Collateral or any part thereof to such other places as Agent may desire, (ii) Agent shall have the right to direct any intermediary at any time holding any Investment Property or other Collateral, or any issuer thereof, to deliver such Collateral or any part thereof to Agent and/or to liquidate such Collateral or any part thereof and deliver the proceeds thereof to Agent (including, without limitation, the right to deliver a notice of control with respect to any Collateral held in a securities account or commodities account and deliver all entitlement orders with respect thereto), (iii) Agent shall have the right to exercise any and all rights with respect to all Deposit Accounts of each Debtor, including, without limitation, the right to direct the disposition of the funds in each Deposit Account and to collect, withdraw, and receive all amounts due or to become due or payable thereunder, (iv) each Debtor shall, upon Agent’s demand, promptly assemble the Collateral and make it available to Agent at a place reasonably designated by Agent, and (v) Agent may also direct the Debtors to transfer all or any part of the servicing of Receivables and other Collateral to a backup servicer or successor servicer pursuant to a servicing agreement on terms and conditions acceptable to Agent and exercise, or cause any backup servicer or successor servicer to exercise, any and all rights and remedies provided for herein with respect to such Collateral. If Agent exercises its right to take possession of the Collateral, each Debtor shall also at its expense perform any and all other steps requested by Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of Agent, appointing overseers for the Collateral and maintaining Collateral records. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.
(f)Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default, all rights of the Debtors to exercise the voting and/or consensual powers which they are entitled to exercise pursuant to Section 3.5(a)(i) hereof and/or to receive and retain the distributions which they are entitled to receive and retain pursuant to Section 3.5(a)(ii) hereof, shall, at the option of Agent, cease and thereupon become vested in Agent, which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Investment Property and/or to receive and retain the distributions which such Debtor would otherwise have been authorized to retain pursuant to Section 3.5(a)(ii) hereof and shall then be entitled solely and exclusively to exercise any and all rights of conversion, exchange or subscription or any other rights, privileges or options pertaining to any Investment Property as if Agent were the absolute owner thereof including, without limitation, the rights to exchange, at its discretion, all Investment Property or any part thereof upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or Agent of any right, privilege or option pertaining to any Investment Property and, in connection therewith, to deposit and deliver the Investment Property or any part thereof with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine. In the event Agent in good faith believes any of the Collateral constitutes restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable.

(g) EACH DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS ITS PROXY AND ATTORNEY-IN-FACT WITH RESPECT TO ITS INVESTMENT PROPERTY AND OTHER COLLATERAL, INCLUDING THE RIGHT UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT: (I) TO VOTE SUCH INVESTMENT PROPERTY AND OTHER COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO AND (II) TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH INVESTMENT PROPERTY AND OTHER COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS OR OTHER EQUITY HOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS OR OTHER EQUITY HOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH INVESTMENT PROPERTY AND OTHER COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH INVESTMENT PROPERTY AND OTHER COLLATERAL OR ANY OFFICER OR AGENT THEREOF). EACH DEBTOR HEREBY RATIFIES AND APPROVES ALL ACTS OF ANY SUCH ATTORNEY AND AGREES THAT NEITHER AGENT NOR ANY SUCH ATTORNEY WILL BE LIABLE FOR ANY ACTS OR OMISSIONS OR FOR ANY ERROR OF JUDGMENT OR MISTAKE OF FACT OR LAW OTHER THAN SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS

FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES. THE FOREGOING POWERS OF ATTORNEY AND PROXY, BEING COUPLED WITH AN INTEREST, ARE IRREVOCABLE UNTIL PAYMENT IN FULL.

(h)Without in any way limiting the foregoing, each Debtor hereby grants to the Secured Parties a royalty-free irrevocable license and right to use all of such Debtor’s patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade names, trade styles, and similar intangibles in connection with any foreclosure or other realization by Agent or the Secured Parties on all or any part of the Collateral to the extent permitted by law. The license and right granted the Secured Parties hereby shall be without any royalty or fee or charge whatsoever.

(i)The powers conferred upon the Secured Parties hereunder are solely to protect their interest in the Collateral and shall not impose on them any duty to exercise such powers. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equivalent to that which Agent accords its own property, consisting of similar type assets, it being understood, however, that Agent shall have no responsibility for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Agent has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) initiating any action to protect the Collateral or any part thereof against the possibility of a decline in market value. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Debtors in any way related to the Collateral, and Agent shall have no duty or obligation to discharge any such duty or obligation. Neither any Secured Party nor any party acting as attorney for any Secured Party shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction; provided that, in no event shall they be liable for any punitive, exemplary, indirect or consequential damages.
(j)Failure by Agent to exercise any right, remedy or option under this Agreement or any other agreement between any Debtor and Agent or provided by law, or delay by Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. The rights and remedies of the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which any Secured Party may have. For purposes of this Agreement, an Event of Default shall be construed as continuing after its occurrence until the same is waived in writing by Agent.

Article 4

Representations and Warranties

Each Debtor represents and warrants and shall continue to represent and warrant to Agent and Lenders until Payment in Full as follows:

Section 4.1.    Representations and Warranties as to Receivables. (a) As to the Receivables generally:

(i)Each Debtor or, where a Debtor was not the original lender, to the best of such Debtor’s knowledge, the original lender or seller had full power and authority to make the loans (or other extensions of credit) evidenced by the Receivables and all such Receivables and all Books and Records related thereto are genuine, based on enforceable contracts and are in all respects what they purport to be;

(ii)All Receivables have been duly authorized, executed, delivered by the parties whose names appear thereon and are valid and enforceable in accordance with their terms; any chattels described in any Receivable are and will be accurately described and are and will be in the possession of the parties granting the security interest therein; and
(A) any applicable filing, recording or lien notation law with respect to any collateral securing a Receivable will have been complied with to the extent such filing or recording is necessary under applicable law to create or perfect such Debtor’s security interest in such collateral consistent with its present policy; or (B) a Debtor shall have procured non-filing insurance from a reputable insurer in an amount not less than the value of the collateral securing such Receivables.
(iii)The form and content of all Receivables and the security related thereto and the transactions from which they arose comply in all material respects (and in any event in all respects necessary to maintain and ensure the validity and enforceability of the Receivables) with any and all applicable laws, rules and regulations, including without limitation, the Consumer Finance Laws;

(iv)The original amount and unpaid balance of each Receivable on Debtors’ Books and Records and on any statement or schedule delivered to Agent and/or any Lender, including without limitation the Schedule of Receivables, is and will be the true and correct amount actually owing to a Debtor as of the date each Receivable is pledged to Agent, is not subject to any claim of reduction, counterclaim, set-off, recoupment or any other claim, allowance or adjustment; and no Debtor has any knowledge of any fact which would impair the validity or collectability of any Receivables;

(v)All security agreements, title retention instruments, mortgages and other documents and instruments which are security for Receivables contain a correct and sufficient description of the real or personal property covered thereby, and, subject to the rights of Agent hereunder and the interests of Debtors as holder of such security agreements, title retention instruments or mortgages or other documents or instruments, are or create security interests and Liens;

(vi)Debtors have made an adequate credit investigation of the obligor of each Receivable and has determined that his or her credit is satisfactory and meets the standards generally observed by prudent finance companies and is in conformity in all material respects with Debtors’ policies and standards; and

(vii)A Debtor has good and valid indefeasible title to the Receivables, free and clear of all prior assignments, claims, liens, encumbrances and security interests, and has the right to pledge and grant Agent, for the benefit of Lenders, a first priority security interest in the same, in the manner provided in this Agreement; the parties specifically agree and acknowledge that from time to time Debtors make loans based upon a subordinate lien status (such as but not limited to a second lien on a motor vehicle or real property) and such ordinary-course loans secured by subordinate lien status shall not be and are not in violation of this representation and warranty; and

Notwithstanding the provisions of this Section 4.1, the parties agree and acknowledge that in the ordinary course of Debtors’ business, Debtors from time to time (w) make loans on an unsecured basis (such as with Debtors’ “Live Checks” loan product), (x) elect not to perfect their security interests, (y) make errors that defeat the viability of perfecting a security interest in collateral pledged by a customer, and (z) unaffiliated first lienholders refuse to give effect to Debtors’ second liens (especially regarding motor vehicles) and that in each such instance such decisions, mistakes, or failures to recognize Debtors’ lien status by Debtors’ branch offices or third parties shall not be considered to be in breach of this Section 4.1.
Section 4.2.    Organization and Good Standing; Title to Other Property.

(a)Each Debtor is duly organized and validly existing in good standing under the laws of the state identified on Schedule 4.2 attached hereto and made part hereof and has the power and authority to engage in the business it conducts and is qualified and in good standing in those states wherein the nature of business or property owned by it requires such qualification, is not required to be qualified in any other state; or if not so qualified, no adverse effect would result therefrom.

(b)Except as would not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change, the Debtors have good record and marketable title in fee simple to, or valid leasehold interests in, all of its real property, and good and valid title to all material owned tangible personal property (other than any tangible Receivables) and valid leasehold interests in all leased tangible personal property, in each instance, necessary in the ordinary conduct of their respective businesses, subject only to Permitted Liens.
Section 4.3. Perfection of Security Interest. (a) Upon filing of appropriate financing statements in all places as are necessary to perfect the security interests granted in Article 3 of this Agreement, Agent will have a first perfected security interest in the Collateral which can be perfected by the filing of a UCC-1 financing statement in each Debtor’s state of organization, subject only to Permitted Liens.

(b) Upon the effectiveness of any Electronic Collateral Control Agreement, Agent will have a first perfected security interest in the Receivables constituting Electronic Chattel Paper stored with the third-party vendor party to such Electronic Collateral Control Agreement.

Section 4.4. No Violations. The making and performance of the Credit Documents do not and will not violate any provisions of any law, rule, regulation, judgment, order, writ, decree, determination or award or breach any provisions of the charter, bylaws or other organizational documents of any Borrower or any Guarantor, or constitute a default or result in the creation or imposition of any security interest in, or lien or encumbrance upon, any assets of any Borrower or any Guarantor (immediately or with the passage of time or with the giving of notice and passage of time, or both) under any other contract, agreement, indenture or instrument to which a Borrower or a Guarantor is a party or by which a Borrower or a Guarantor or its property is bound with failure to comply resulting in a Material Adverse Change.
Section 4.5. Power and Authority. (a) Each Borrower and each Guarantor has full power and authority under the law of the state of its organization and under its organizational documents to enter into, execute and deliver and perform the Credit Documents; to borrow monies hereunder, to incur the obligations herein provided for and to pledge and grant to Agent, for the benefit of Lenders, a security interest in the Collateral; and

(b) All actions (corporate or otherwise) necessary or appropriate for each Borrower’s and each Guarantor’s execution, delivery and performance of the Credit Documents have been taken.

Section 4.6. Validity of Agreements. Each of the Credit Documents is, or when delivered to Agent will be, duly authorized, executed and delivered, and will constitute valid and legally binding obligations of each Borrower and each Guarantor enforceable against such Borrower and such Guarantor, as applicable, in accordance with their respective terms.

Section 4.7. Litigation. As of the date hereof, there is no order, notice, claim, action, suit, litigation, proceeding or investigation pending or, threatened against or affecting any Borrower or any Guarantor where the amount in controversy is in excess of $100,000, whether or not fully covered by insurance, except as identified and described on Schedule 4.7 attached hereto and made part hereof.

Section 4.8. Compliance. As of the date hereof, each Borrower and each Guarantor is in compliance in all material respects with all applicable material laws and regulations, federal, state and local (including all Consumer Finance Laws and those administered by the Local Authorities), material to the conduct of its business and operations; each Borrower and each Guarantor possesses all the franchises, permits, licenses, certificates of compliance and approval and grants of authority necessary or required in the conduct of its business and the same are valid, binding, enforceable and subsisting without any defaults thereunder or enforceable adverse limitations thereon, and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof; and no approvals, waivers or consents, governmental (federal, state or local) or non-governmental, under the terms of contracts or otherwise, are required by reason of or in connection with such Borrower’s and such Guarantor’s execution and performance of the Credit Documents.

Section 4.9. Accuracy of Information; Full Disclosure. (a) All financial statements, including any related schedules and notes appended thereto, delivered and to be delivered to Agent and/or any Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP with respect to Debtors and on a statutory basis with respect to Guarantors and do and will fairly present the financial condition of each Borrower, its consolidated Subsidiaries, if any, and Guarantors on the dates thereof and results of operations for the periods covered thereby and discloses all liabilities (including contingent liabilities) of any kind of such Borrower and such Guarantor.

(b)Since the date of the most recent financial statements furnished to Agent and/or any Lender, there has not been any Material Adverse Change.

(c)All financial statements and other statements, documents and information furnished by Borrowers or Guarantors, or any of them, to Agent and/or any Lender in connection with this Agreement and the Notes and the transactions contemplated hereunder do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Each Borrower and each Guarantor has disclosed to Agent in writing any and all facts which materially and adversely affect the business, properties, operations or condition, financial or otherwise, of such Borrower or such Guarantor, or such Borrower’s or such Guarantor’s ability to perform its obligations under this Agreement and the Notes.

Section 4.10. Taxes. Each Borrower and each Guarantor has filed and will file all tax returns which are required to be filed and has paid or will pay when due all taxes, license and other fees with respect to the Collateral and the business of such Borrower and such Guarantor except taxes contested in good faith for which adequate reserves have been established by such Borrower on its Books and Records.

Section 4.11. Indebtedness. No Debtor has presently outstanding indebtedness or obligations including contingent obligations and obligations under leases of property from others, except Permitted Indebtedness.

Section 4.12. Investments. No Borrower or Guarantor has direct or indirect Subsidiaries or Affiliates, or investments in or loans to any other Person (other than Consumer Purpose Loans), except (a) as described in Schedule 4.12 attached hereto and made part hereof (as the same may be amended by any Joinder Agreement or with the written consent of Agent) or (b) as are permitted by Section 7.7.

Section 4.13. ERISA. Each Borrower, any Subsidiary, and Guarantors and each member of the controlled group of corporations (as such term “controlled group of corporations” is defined in Section 1563 of the Internal Revenue Code of 1986, as amended) of which such Borrower and such Guarantor is a member, is in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder. No reportable event, as such term (hereinafter called a “Reportable Event”) is defined in Title IV of ERISA, has occurred with respect to, nor has there been terminated, any Plan maintained for employees of any Borrower, any Subsidiary, any Guarantor or any member of the controlled group of corporations of which a Borrower or a Guarantor is a member.

Section 4.14.    Hazardous Wastes, Substances and Petroleum Products. (a) Each Debtor
(i) has received all permits and filed all notifications necessary to carry on its respective business; and (ii) is in compliance in all respects with all Environmental Control Statutes.

(b)No Debtor has given any written or oral notice to the Environmental Protection Agency (“EPA”) or any state or local agency with regard to any actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products or properties owned or leased by such Debtor or in connection with the conduct of its business and operations.

(c)No Debtor has received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of hazardous or toxic wastes or substances or petroleum products pursuant to any Environmental Control Statute.

Section 4.15. Solvency. Each Debtor is, and after receipt and application of the first and each subsequent Advance will be, solvent such that (a) the fair value of its assets (including without limitation the fair salable value of such Debtor’s Intangible Assets) is greater than the total amount of its liabilities, including without limitation, contingent liabilities, (b) the present fair salable value of its assets (including without limitation the fair salable value of its Intangible Assets) is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, and (c) it is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. No Debtor intends to, or believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and is not engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged. For purposes of this Section 4.15, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability.

Section 4.16. Business Location. As of the Closing Date, each Debtor’s respective chief executive office is at the location listed under Section 1(A) of the Perfection Certificate opposite such Debtor’s name, and such Debtor has no other executive offices or places of business other than those listed under Section 1(B) of the Perfection Certificate opposite such Debtor’s name.

Section 4.17. Capital Stock. All of the issued and outstanding capital stock or other ownership interest of each Debtor is owned as described on Schedule 4.17 attached hereto and made part hereof, and all such ownership interests are fully paid and non-assessable.

Section 4.18. Intellectual Property. The Debtors own, license, possess, or have the right to use all necessary patents, licenses, trademarks, trade names, trade dress, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as presently conducted, except in each case where the failure to own, license, possess or have such right would not reasonably be expected to cause a Material Adverse Change, and use such rights without known conflict with any patent, license, trademark, trade name, trade dress, copyright or other proprietary right of any other Person, except as would not reasonably be expected to cause a Material Adverse Change.

Section 4.19. No Extension of Credit for Securities; Investment Company Act. (a) No Debtor or Regulated Guarantor is, nor will it be, engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System) or other securities, and no part of the proceeds of the Loan hereunder has been or will be applied for the purpose of purchasing or carrying or trading in any such stock or securities or of refinancing any credit previously extended, or of extending credit to others, for the purpose of purchasing or carrying any such margin stock, margin securities or other securities in contravention of such Regulations.

(b)    No Debtor or Regulated Guarantor an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.20. Sanctions. (a) No member of the Borrowing Group is a Sanctioned Target;
(b) no member of the Borrowing Group is owned or controlled by, or is acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Target; (c) each member of the Borrowing Group has instituted, maintains and complies with policies, procedures and controls reasonably designed to assure compliance with Sanctions; and (d) to the best of Debtors’ knowledge, after due care and inquiry, no member of the Borrowing Group is under investigation for an alleged violation of Sanction(s) by a Governmental Authority that enforces Sanctions. Debtors shall notify Agent in writing not more than one (1) Business Day after first becoming aware of any breach of this Section.

Section 4.21. Anti-Money Laundering and Anti-Corruption Laws. (a) Each member of the Borrowing Group has instituted, maintains and complies with policies, procedures and controls reasonably designed to assure compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; and (b) to the best of Debtors’ knowledge, after due care and inquiry, no member of the Borrowing Group is under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a Governmental Authority that enforces such laws.
Section 4.22. Beneficial Ownership Certification. As of the date of this Agreement, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 4.23. EEA Financial Institution. No Debtor or Subsidiary thereof is an EEA Financial Institution.

Section 4.24. No Broker Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and Borrowers hereby agree to indemnify Agent and Lenders against, and agree that they will hold Agent and Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.

Article 5

Conditions to Loan

Section 5.1. Conditions to be Satisfied Prior to Effectiveness. Prior to or concurrently with the effectiveness of this Agreement, the following conditions shall be satisfied (all documents to be in form and substance satisfactory to Agent in its sole and absolute discretion; the date all such documents are delivered and conditions in this Section 5.1 are satisfied or waived, the “Closing Date”):

(a)Credit Documents. Agent shall have received his Agreement, the Notes and all other Credit Documents (except for the Electronic Collateral Control Agreement) duly and properly executed by the parties thereto.

(b)Searches. Agent shall have received Uniform Commercial Code, tax, judgment, searches against each Debtor in those offices and jurisdictions as Agent shall reasonably request which shall show that no financing statement, liens, or assignments or other filings have been filed or remain in effect against each Debtor or any Collateral except for Permitted Liens.
(c)Organizational Documents. Agent shall have received a copy of each Debtor’s and Regulated Guarantor’s (A) organization documents, certified as of a recent date by such Person’s secretary (or other appropriate officer), and (B) bylaws, partnership agreement or operating agreement, as applicable, certified as of a recent date by such Person’s secretary (or other appropriate officer); together with certificates of good standing in such Person’s state of organization and in each jurisdiction in which such Person is qualified to do business, each dated within 30 days from the date of this Agreement.

(d)Authorization Documents. Agent shall have received a certified copy of resolutions of each Debtor’s and Regulated Guarantor’s board of directors, members, managers or partners, as applicable, authorizing the execution, delivery and performance of the Notes, this Agreement and all other Credit Documents, the pledge of the Collateral to Agent as security for the Loan made hereunder and the borrowing evidenced by the Notes and designating the appropriate officers to execute and deliver the Credit Documents.

(e)Incumbency Certificates. Agent shall have received a certificate of each Debtor’s and Entity’s Guarantor’s secretary (or other appropriate officer) as to the incumbency and signatures of officers of such Person signing this Agreement, the Notes and other Credit Documents, as applicable.

(f)Opinion of Counsel. Agent shall have received a written opinion of Debtors’ and Guarantors’ counsel addressed to Agent and Lenders in form and substance satisfactory to Agent in its sole discretion.

(g)Officer’s Certificate. Agent shall have received a certificate, dated the date of this Agreement, signed by the President of each Debtor, to the effect that (i) all representations and warranties set forth in this Agreement are true and correct as of the date hereof in all material respects, (ii) no Default or Event of Default hereunder has occurred, each Debtor’s seal being affixed to such certificate and each Debtor’s secretary attesting thereto, (iii) the satisfaction conditions set forth in Sections 5.1(l), (n) and (o).
(h)Guaranties. Agent shall have received the Guaranties duly executed by each Regulated Guarantor.

(i)Financial Statements. Agent shall have received (i) a copy of each of the reports of the type required pursuant to Section 6.2(b) of this Agreement for the three most recent fiscal years of the Debtors ending prior to the Closing Date, (ii) monthly financial statements of the type required pursuant to Section 6.2(a) of this Agreement for the current fiscal year through the month ended at least 30 days prior to the Closing Date, and (iii) a compliance certificate demonstrating compliance with each of the covenants set forth in Section 6.4 as though the Closing Date Refinancing and the incurrence of the Loans hereunder on the Closing Date occurred on the first day of the last month for which monthly financial statements were provided to Agent pursuant to the immediately preceding clause (ii).

(j)Availability Statement. Agent shall have received a completed Availability Statement.

(k)Insurance. Agent shall have received evidence of Debtors’ insurance that has been issued by a reputable carrier with respect to each Debtor’s fire, casualty, liability, and other insurance covering its Property, and any key owner/operator insurance.

(l)Reinsurance Credit Facilities. Agent shall have received true and correct copies of each Reinsurance Credit Facility and all amendments thereto.

(m)Payoff Letters. Agent shall have received copies of customary payoff letters and associated lien releases, including UCC-3 financing statement terminations, sufficient to accomplish the Closing Date Refinancing.

(n)Closing Date Refinancing. The Closing Date Refinancing shall occur concurrently with the effectiveness of this Agreement.

(o)No Material Adverse Change. No Material Adverse Change shall have occurred from the condition of the Debtors and their Subsidiaries reflected in the financial statements delivered pursuant to Section 5.1(i)(i) for the fiscal year of the Debtors ending December 31, 2023.
(p)Diligence. Agent shall have completed all due diligence with respect to the Initial Borrower and Guarantor (including a field examination and background checks).

(q)Subordinated Debt. All payment, covenant, default, subordination and other material terms and conditions of any Subordinated Debt and all material terms of any preferred equity interests of any Debtor shall be acceptable to Agent.

(r)Know Your Customer. Each of the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act; and Agent shall have received a fully executed Internal Revenue Service Form W-9 (or its equivalent) for each Debtor.

(s)Beneficial Ownership Certification. At least five (5) days prior to the Closing Date, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall deliver a Beneficial Ownership Certification;
(t)Other Matters. All legal, tax and regulatory matters relating to this Agreement and the other Credit Documents and the transactions contemplated to be financed hereby shall be satisfactory to Agent.
(u)Other Documents. Agent shall have received such additional documents as Agent reasonably may request.

Section 5.2. Conditions to all Advances. The obligation of Lenders to make each subsequent Advance hereunder pursuant to Section 2.1 is conditioned upon (a) the continuing accuracy of the representations and warranties made by Debtors under this Agreement in all material respects; (b) the absence, after giving effect to such Advance and the receipt of the proceeds thereof and the retirement of any indebtedness then being retired out of the proceeds of such Advance, of any Default or Event of Default; (c) after giving effect to such Advance and the receipt of the proceeds thereof and the retirement of any indebtedness then being retired out of the proceeds of such Advance, Excess Availability shall not be less than zero.

Article 6

Affirmative Covenants

In addition to the covenants contained in Article 3 and 4 of this Agreement relating to the Collateral, until Payment in Full, each Debtor covenants and agrees as follows:

Section 6.1. Place of Business and Books and Records. The Collateral (including books and records) is and shall remain in such Debtor’s possession or control at the locations listed under Section 1(A) and (B) of the Perfection Certificate (or any supplement thereto) (collectively for each Debtor, the “Permitted Collateral Locations”). If for any reason any Collateral is at any time kept or located at a location other than a Permitted Collateral Location, Agent shall nevertheless have and retain a lien on and security interest therein. The Debtors own and shall continue to own the Permitted Collateral Locations except to the extent otherwise disclosed in a supplemental Perfection Certificate delivered to Agent. No Debtor shall move its chief executive office or maintain a place of business at a location other than those specified under Section 1(A) or (B) to the Perfection Certificate (including any supplements thereto) or permit any Collateral to be located at a location other than a Permitted Collateral Location, in each case without first providing Agent at least thirty (30) days prior written notice of the Debtor’s intent to do so and concurrently delivering a supplemental to the Perfection Certificate reflecting such change; provided that each Debtor shall at all times maintain its chief executive office, places of business, and Permitted Collateral Locations in the United States of America, unless specifically agreed to in writing by Agent, and such Debtor shall have taken all action reasonably requested by Agent to maintain the lien and security interest of Agent in the Collateral at all times fully perfected and in full force and effect.

Section 6.2.    Reporting Requirements. Debtors will deliver to Agent:

(a)within 30 days after the end of each month, company prepared consolidated and consolidating financial statements of Debtors’ business for such previous month, consisting of a balance sheet, income statement and consolidating schedules as of the end of such month, all in reasonable detail, prepared in accordance with GAAP consistently applied, subject to year-end adjustments, together with a Compliance Certificate executed by a Responsible Officer of the Debtors;

(b)within 120 days after the close of each fiscal year, (i) consolidated and consolidating financial statements of Debtors and their consolidated Subsidiaries for the fiscal year then ended consisting of a balance sheet, income statement and statement of cash flow of Debtors and their consolidated Subsidiaries as of the end of such fiscal year, all in reasonable detail, including all supporting schedules and footnotes, prepared in accordance with GAAP consistently applied, and shall be audited and certified without qualification by an independent certified public accountant selected by Debtors and acceptable to Agent and accompanied by the unqualified opinion of such accountant;
(ii) cause Agent to be furnished at the time of completion thereof, a copy of any management letter for Debtors and their consolidated Subsidiaries prepared by such certified public accounting firm, (iii) a covenant compliance certificate and (iv) a Compliance Certificate executed by a Responsible Officer of the Debtors;

(c)on or before June 1 of each calendar year, (i) consolidated financial statements of Guarantors for the fiscal year then ended consisting of a balance sheet, income statement and statement of cash flow of Guarantors as of the end of such fiscal year, all in reasonable detail, including all supporting schedules and footnotes, prepared in accordance with statutory accounting requirements consistently applied, and shall be audited and certified without qualification by an independent certified public accountant selected by Guarantors and acceptable to Agent and accompanied by the unqualified opinion of such accountant and (ii) cause Agent to be furnished at the time of completion thereof, a copy of any management letter for Guarantors prepared by such certified public accounting firm;

(d)within 30 days after the end of each month (or more frequently as requested by Agent from time to time), an Availability Statement (together with all supporting schedules), a Schedule of Receivables and Assignment, an aging of Receivables, delinquency reports, books and records consisting of data tape information (which shall include, without limitation, credit scores), static pool report, and such other documentation as and information Agent may require;

(e)on or before May 31 of each calendar year, a copy of the operating budget or plan prepared by management of Debtors including, without limitation, a balance sheet and profit and loss statement of Debtors for the greater of two (2) years or through the Maturity Date, in form and detail reasonably acceptable to Agent, together with a summary of the material assumptions made in the preparation of such annual budget or plan;
(f)on or before November 20 of each calendar year, copies of documentation submitted to the applicable Governmental Authority in the State of Georgia with respect to the Reinsurance Credit Facilities and authorization of Regulated Guarantors to make extraordinary dividends and/or lines of credit;

(g)at Agent’s request from time to time and at any time, copies of Debtors’ and Guarantors’ corporate income tax returns, including any schedules attached thereto, filed with the Internal Revenue Service or applicable state governmental agency;

(h)at Agent’s request from time to time and at any time, such other financial information and reports concerning Borrowers, Guarantors and their businesses and property.

Section 6.3. Books and Records. Debtors will keep accurate and complete Books and Records concerning the Collateral and all transactions with respect thereto consistent with sound business practices (including, without limitation, accurately account for insurance commissions) and will comply with Agent’s reasonable requirements, from time to time in effect, including those concerning the submission of reports on all items of Collateral including those which are deemed to be delinquent. The form of delinquency reports, the frequency with which such reports shall be submitted to Agent (which in any case shall be no less frequently than monthly) and the standards for determining which Collateral transactions are deemed delinquent for this purpose, shall at all times be satisfactory to Agent. Agent shall have the right at any time and from time to time during regular business hours, at Debtors’ expense, to inspect, audit, and copy the Books and Records of Debtors and inspect and audit any Collateral (including field examinations); provided, the Debtors shall not have to reimburse Agent for more than one inspection, one audit and one field examination per fiscal year unless an Event of Default has occurred and is continuing.

Section 6.4. Financial Covenants. Debtors shall maintain, or cause to be maintained, the following financial covenants (based on consolidated financial statements of Debtors and their consolidated Subsidiaries unless otherwise indicated):

(a)EBITDA Ratio. As of the end of each calendar month, an EBITDA Ratio of not less than 1.25 to 1.0.

(b)Short Term Funding Retention Ratio. As of the end of each calendar month, a Short Term Funding Retention Ratio of not less than 90%.

(c)Collateral Performance Indicator. As of the end of each calendar month, a Collateral Performance Indicator less than 28.00%.

(d)Liquidity.    As of the end of each calendar month, Liquidity of at least
$135,000,000.

(e)Charge-off Policy. Receivables must be charged off (on a monthly basis) with respect to which no payment due and owing thereunder has been made for a period that is equal to or greater than 180 days, as determined on a contractual basis.

(f)[Reserved].

(g)Funded Debt to Adjusted Tangible Net Worth Ratio. As of the end of each calendar month, a Funded Debt to Adjusted Tangible Net Worth Ratio of not more than
3.75 to 1.00.

Notwithstanding the foregoing, (x) Debtors’ failure to comply with Section 6.4(e) shall not, in itself, constitute an Event of Default so long as such losses are deducted, as contemplated by the terms of this Agreement, in the determination of the other financial covenants contained herein and (y) the determination of the covenants contained in this Section 6.4 shall exclude any asset or liability associated with Statement of Financial Accounting Standard No. 133.
Section 6.5. Compliance With Applicable Law. (a) All Receivables shall comply in all material respects with all applicable material federal, state and local laws, rules, regulations, proclamations, statutes, orders and interpretations at the time when Agent obtains any interest therein pursuant to this Agreement.

(b)Each Debtor shall comply in all material respects with all applicable material local, state and federal laws and regulations applicable to its business including without limitation the Consumer Finance Laws, Environmental Control Statutes, and all laws and regulations of the Local Authorities, and the provisions and requirements of all franchises, permits, certificates of compliance and approval issued by regulatory authorities and other like grants of authority held by Debtors; and notify Agent immediately (and in detail) of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises or licenses, grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises or grants of authority.

(c)With respect to the Environmental Control Statutes, Debtors shall notify Agent when, in connection with the conduct of Debtors’ business or operations, any Person (including, without limitation, EPA or any state or local agency) provides oral or written notification to any Debtor or any Subsidiary with regard to an actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products; and notify Agent immediately (and in detail) upon the receipt by any Debtor of an assertion of liability under the Environmental Control Statutes, of any actual or alleged failure to comply with or perform, breach, violation or default under any such statutes or regulations or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a breach, violation or default.

(d)The Borrower shall, and shall cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws; (b) cause each Plan which is qualified under section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to the Pension Funding Rules.
(e)In addition to the foregoing, each Debtor shall, and each Debtor shall ensure that each member of the Borrowing Group will, comply with Sanctions, Anti-Money Laundering Laws, and Anti-Corruption Laws.
Section 6.6. Notice of Certain Events. Debtors will promptly and, in any event, within five (5) Business Days, notify Agent of (a) the occurrence of any Default or Event of Default,
(b) any Material Adverse Change or (c) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.

Section 6.7.    Existence, Properties and Insurance.

(a)Existence and Properties. Debtors will (i) do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises and comply with all laws applicable to it; and (ii) maintain, preserve and protect all franchises, licenses and trade names and preserve all the remainder of its property used or useful in the conduct of its business.

(b)Insurance. Each Debtor will insure or, to the extent permitted by Section 6.7(c), self- insure, its Collateral consisting of tangible personal property against such risks and hazards as other companies similarly situated insure against, and including in any event loss or damage by fire, theft, burglary, pilferage, and loss in transit, in amounts and (unless self-insured in accordance with Section 7.6(c)) under policies containing lender’s loss payable clauses to the Agent as its interest may appear (and, if the Agent requests, naming the Agent as additional insureds therein) by insurers reasonably acceptable to the Agent. All premiums on such insurance (excluding, for the avoidance of doubt, self-insurance in accordance with Section 7.6(c)) shall be paid by the Debtors and the policies of such insurance (or certificates therefor) delivered to the Agent upon its reasonable request. All insurance required hereby (other than self-insurance in accordance with Section 7.6(c)) shall provide that any loss shall be payable notwithstanding any act or negligence of the relevant Debtor, shall provide that no cancellation thereof shall be effective until at least 30 days after receipt by the relevant Debtor and the Agent of written notice thereof, and shall be reasonably satisfactory to the Agent in all other respects. In case of any material loss, damage to or destruction of the Collateral or any part thereof, the relevant Debtor shall promptly give written notice thereof to the Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral or any part thereof, the relevant Debtor, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Debtor’s cost and expense, will promptly repair or replace the Collateral so lost, damaged or destroyed, except to the extent such Collateral is not necessary to the conduct of such Debtor’s business in the ordinary course. In the event any Debtor shall receive any proceeds of such insurance or suffer losses for which any Debtor has self- insured in accordance with Section 6.7(c), after the occurrence and during the continuance of an Event of Default, the Debtors shall immediately pay over to the Agent (x) in the case of insurance, such proceeds of insurance or (y) in the case of losses for which any Debtor has self-insured, an amount in immediately available funds equal to such losses, which will thereafter be applied to the reduction of the Obligations (whether or not then due) or held as collateral security therefor, as the Agent may then determine or as otherwise provided for in this Agreement. Each Debtor hereby authorizes the Agent, at the Agent’s option, to adjust, compromise, and settle any losses under any insurance afforded at any time after the occurrence and during the continuation of any Default, and such Debtor does hereby irrevocably constitute the Agent, its officers, agents, and attorneys, as such Debtor’s attorneys-in-fact, with full power and authority after the occurrence and during the continuation of any Default to effect such adjustment, compromise, and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance. Unless the Agent elects to adjust, compromise or settle losses as aforesaid, any adjustment, compromise, and/or settlement of any losses under any insurance shall be made by the relevant Debtor subject to final approval of the Agent if any Default shall have occurred and be continuing. All insurance proceeds shall be subject to the lien and security interest of the Agent hereunder.

(c)Notwithstanding the foregoing in this clause (b),the Debtors may self-insure against casualty risks to their contents consisting of personal property maintained at locations other than their corporate headquarters (located, as of the Closing Date, at 135 E. Tugalo Street, Toccoa, Georgia 30577), so long as the types, amounts and values of assets stored at such locations is in the ordinary course of business consistent with the past practice (or, with respect to new branch locations, consistent with the past practice of the Debtors’ business taken as a whole).

Unless the Debtors provide the Agent with evidence of the insurance coverage required by this Agreement, the Agent may purchase insurance at the Debtors’ expense to protect the Agent’s interests in the Collateral. This insurance may, but need not, protect any debtor’s interests in the Collateral. The coverage purchased by the Agent may not pay any claims that any Debtor makes or any claim that is made against such Debtor in connection with the Collateral. The Debtors may later cancel any such insurance purchased by the Agent, but only after providing the Agent with evidence that the Debtors have obtained insurance as required by this Agreement. If the Agent purchases insurance for the Collateral, the Debtors will be responsible for the costs of that insurance, including interest and any other charges that the Agent may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations secured hereby. The costs of the insurance may be more than the cost of insurance the Debtors may be able to obtain on their own.

Section 6.8. Payment of Indebtedness; Taxes. Debtors will (a) pay all of their indebtedness and obligations promptly and in accordance with normal terms; and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Debtors shall not be required to pay and discharge or to cause to be paid and discharged any such indebtedness, tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Debtors shall have set aside on their books adequate reserves (as may be required in accordance with GAAP) with respect to any such indebtedness, tax, assessment, charge, levy or claim, so contested.

Section 6.9.    Notice Regarding Any Plan. Debtors shall furnish to Agent :

(a)as soon as possible, and in any event within 10 days after any senior officer of Debtors know or have reason to know that any Reportable Event has occurred with respect to any Plan maintained in whole or in part for the employees of a Debtor or any of their Subsidiaries, a statement of the President or Treasurer of Debtors setting forth details as to such Reportable Event and the action which is proposed to be taken with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation; and

(b)promptly after receipt thereof, a copy of any notice which a Debtor may receive from the Pension Benefit Guaranty Corporation relating to the intention of a Debtor to terminate any Plan maintained in whole or in part for the benefit of employees of any Debtor or any of their Subsidiaries or to appoint a trustee to administer any such Plan.

Section 6.10. Other Information. From time to time upon request of Agent, Debtors will furnish to Agent such additional information and reports regarding the Collateral and the operations, businesses, affairs, prospects and financial condition of Debtors and their Subsidiaries as Agent may request.
Section 6.11. Litigation, Enforcement Actions and Requests for Information. Debtors will promptly and, in any event, within five (5) Business Days, notify Agent (a) of any litigation or action instituted or, to Debtors’ knowledge, threatened in writing against any Debtor or any of their Subsidiaries or Guarantors where the amount in controversy, in Debtors’ reasonable judgment, will or may exceed $1,000,000 individually or in the aggregate; (b) of the entry of any judgment or lien against any property of Debtor, in an amount of $100,000 or more as to any separate action, litigation, judgment or lien instituted, threatened or entered or in an aggregate amount of $300,000 or more as to all actions, litigation, judgments, or liens instituted, threatened or entered; (c) any enforcement action or investigation instituted or, to Debtors’ knowledge, threatened, in writing, against any Debtor or any of their Subsidiaries by any Governmental Authority, including without limitation any proceeding or action to be commenced by the filing of a stipulation and consent; (d) receipt by any Debtor or any of their Subsidiaries of an “Early Warning Notice,” “Notice and Opportunity to Respond and Advise” or “Civil Investigative Demand” from the Consumer Financial Protection Bureau or similar notice or request from any other Governmental Authority; or (e) the occurrence of a Regulatory Event.

Section 6.12. Legal Name and State of Organization. As of the Closing Date, each Debtor’s legal name, jurisdiction of organization and organizational number (if any) are correctly set forth under Section 1(A) and (D) of the Perfection Certificate. As of the Closing Date, no Debtor has transacted business at any time during the immediately preceding five-year period, and does not currently transact business, under any other legal names or trade names other than the prior legal names and trade names (if any) set forth under Section 1(A) and (D) of the Perfection Certificate. No Debtor shall change its jurisdiction of organization without Agent’s prior written consent. No Debtor shall change its legal name or legal form or transact business under any other trade name without first giving thirty (30) days’ prior written notice of its intent to do so to Agent.

Section 6.13. Operations. Debtors shall maintain satisfactory credit underwriting and operating standards, including, with respect to each obligor of each Receivable, the completion of an adequate investigation of such obligor and a determination that the credit history and anticipated performance of such obligor is and will be satisfactory and meets the standards generally observed by prudent finance companies.

Section 6.14. Future Subsidiaries; Further Assurances.. (a) As soon as practicable but in any event within thirty (30) days following the acquisition or creation (by division or otherwise) of any Subsidiary (other than an Excluded Subsidiary), or the time any existing Excluded Subsidiary ceases to be an Excluded Subsidiary (or such longer period as the Agent may approve in its sole discretion), cause to be delivered to the Agent each of the following, as applicable:

(i)a Joinder Agreement duly executed by such Subsidiary and Agent pursuant to which such Subsidiary shall become a Guarantor (or, with the consent of the Agent if such Subsidiary is to own any assets of the type included in the Borrowing Base, a Debtor hereunder, unless such Person is an Regulated Guarantor) attaching an updated copy of Schedule 4.12 (which shall amend and replace Schedule 4.12 upon the execution of such Joinder Agreement), which Joinder Agreement shall be accompanied by executed counterparts of each other Credit Document reasonably requested by the Agent, including all documents reasonably requested to establish and preserve the Lien of the Agent in all Collateral of such Subsidiary (unless such Person is an Regulated Guarantor);

(ii)(A) for any Person that is not an Regulated Guarantor, (I) Uniform Commercial Code financing statements naming such Person as debtor and naming the Agent as secured party, in form, substance and number sufficient in the reasonable opinion of the Agent and its counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary to perfect in favor of the Agent for the benefit of the Secured Parties the Lien on the Collateral conferred hereunder to the extent such Lien may be perfected by Uniform Commercial Code filing, (II) pledge agreements, control agreements, documents and original collateral (including tangible original Investment Property) and such other documents and agreements as may be reasonably required by the Agent, all as necessary to establish and maintain a valid, perfected security interest in all Collateral in which such Subsidiary has an interest consistent with the terms of the Credit Documents and (B) customary legal opinions, certificates, certified organizational documents, lien searches and other documentation as the Agent may request;

(b) Further Assurances. Debtors shall from time to time execute and deliver to Agent such other documents and shall take such other action as may be requested by Agent in order to implement or effectuate the provisions of, or more fully perfect the rights granted or intended to be granted by Debtors to Agent pursuant to the terms of this Agreement, the Notes or any other Credit Documents.
Section 6.15. Chattel Paper/Jurisdictions. (a) Debtors represent and warrant to Agent and Lenders that (i) Debtors are sophisticated consumer lenders and reinsurance corporations,
(ii) Debtors employ attorneys with regulatory experience, and (iii) Debtors’ internal attorneys regularly consult with multiple different attorneys at outside law firms on regulatory matters including but not limited to the content and form of Debtors’ Receivable documentation. If Agent has reasonable cause (which it articulates in writing to Debtors) to believe it necessary for Debtors to undertake a regulatory review of Receivable documentation of Debtors and their Subsidiaries, then Debtors shall employ one or more of these firms to provide such review at Debtors sole cost and expense (which firm shall be reasonably acceptable to Agent). However, in no event shall Agent request such a review more than one (1) time per calendar year so long as no Event of Default has occurred. Debtors shall provide Agent with copies of such review within sixty (60) days after each such request with the results of such documentation.

(b) Debtors shall promptly (i) notify Agent of either (A) Debtors or any of their Subsidiaries conducting business in any new jurisdiction, and (B) Debtors or any of their Subsidiaries making any material modifications to its respective Receivable documentation outside of the ordinary course of business and (ii) upon the request of Agent, provide Agent a list of jurisdictions in which Debtors and their Subsidiaries conduct business and licenses held in each such jurisdiction; provided that, the foregoing notice provision shall not apply to the obtaining of a sale finance license by a Special Purpose Receivables Subsidiary in connection with a Permitted Receivables Financing.

Section 6.16. [Reserved].

Section 6.17. Reinsurance Credit Facilities; Extraordinary Dividends. Debtors shall
(a)furnish to Agent promptly after receipt thereof copies of any notices or other communications received from Governmental Authorities in the State of Georgia with respect to Reinsurance Credit Facilities and authorization of Regulated Guarantors to make extraordinary dividends and (b) the aggregate revolving commitments under the Reinsurance Credit Facilities shall be at least$180,000,000 and the Borrower shall at all times be able to satisfy the conditions to borrowing set forth therein.

Section 6.18. Allowance for Loan Losses. Debtors and their Subsidiaries shall maintain at all times the aggregate value of their Allowance for Loan Losses in accordance with GAAP (including CECL).

Section 6.19. Post-Closing Covenant. (a) Within ten (10) Business Days following the Closing Date (or such longer period as Agent may agree in its sole discretion in writing which may include email), the Debtors shall deliver (i) the endorsements required by Section 6.7(b) and (ii) a customary trademark security agreement with respect to the trademarks owned by the Borrower on the Closing Date in form suitable for filing with the United States Patent and Trademark Office and satisfactory to Agent.

(b)Within ninety (90) days following the Closing Date (or such longer period as Agent may agree in its sole discretion in writing which may include email), the Debtors shall have
(i) delivered to Agent an Electronic Collateral Control Agreement duly executed by the parties thereto with any third-party vendors storing Receivables of the kind referred to in Section 3.3(a)(iv) and (ii) used best efforts to obtain an extension of the maturity dates of the Reinsurance Credit Facilities to at least one hundred fifty-two (152) days after the Maturity Date.

Article 7
Negative Covenants

Each Debtor covenants and agrees with Agent and Lenders that until Payment in Full, no Debtor will nor will it permit any of its Subsidiaries (where applicable) to do any of the following:

Section 7.1. Payments to and Transactions with Affiliates. Other than transactions solely among Debtors, (a) make any loan, advance, extension of credit or payment to any Affiliate, officer, employee, member, manager, shareholder or director of any Debtor or any Affiliate outside the ordinary course of business, except as described in Schedule 4.12 attached hereto and made part hereof and the payment of insurance premiums for a split dollar insurance policy for Roger Guimond, or (b) enter into any other transaction, including, without limitation, the purchase, sale, lease or exchange of property, or the rendering or any service, to or with any Affiliate or any shareholder, officer, or employee of any Debtor or any Affiliate, and except for other transactions with or services rendered to any Affiliate of a Debtor in the ordinary course of business and pursuant to the reasonable requirements of the business of such Affiliate and upon terms found by the board of directors of a Debtor to be fair and reasonable and no less favorable to a Debtor than such Debtor would obtain in a comparable arms’ length transaction with a Person not affiliated with or employed by a Debtor; provided, however, that Debtors may in any event pay reasonable compensation to any such employee or officer in the ordinary course of Debtors’ business consistent and commensurate with industry custom and practice for the services provided by such Debtors; provided, further that, (i) any Borrower and any Special Purpose Receivables Subsidiary may make Permitted Transfers pursuant to a Permitted Receivables Financing; (ii) any Debtor and any Subsidiary of any Debtor may make any payments or distributions permitted by Section 7.2 hereof; (iii) any Borrower may enter into Standard Securitization Undertakings in connection with a Permitted Receivables Financing and (iv) any investments permitted pursuant to (A) clauses (ii), (iii), (iv) or (v) of Section 7.7 or (B) clause (ii) of Section 7.9 hereof.

Section 7.2. Restricted Payments. Make any Restricted Payment except for (a) Permitted Tax Distributions; (b) so long as no Default or Event of Default has occurred and is continuing immediately prior to or would exist after giving effect to any distribution or payment, (i) payments of principal and interest on Subordinated Debt not otherwise prohibited under the subordination provisions applicable to such Subordinated Debt, (ii) payments of principal and interest on Other Debt, (iii) payments of principal and interest on the Reinsurance Credit Facilities, (iv) payments (for the avoidance of doubt, including payments to the Cheek Family Office) equal in aggregate to one hundred percent (100%) of the consolidated net income of the Debtors for the preceding fiscal year as determined in accordance with GAAP based upon the most recent annual audited financial statements delivered to Agent pursuant to Section 6.2(b) (or, if prior to such first delivery, delivered to Agent pursuant to Section 5.1(i)(i)) so long as the Debtors would be in pro forma compliance with the covenants set forth in Section 6.4 provided, with respect to Section 6.4 (g), the Debtors must be in pro forma compliance with a Funded Debt to Adjusted Tangible Net Worth Ratio of not more than 3.50 to 1.00) immediately after giving to such Restricted Payment minus, in any event, the amount of any Permitted Tax Distributions and (v) payments under the Management Agreement as and when required to be paid thereunder (or, if not paid due to a failure to satisfy the conditions of this Section 7.2, whenever the conditions of this Section 7.2 are thereafter satisfied) in an aggregate amount not to exceed $300,000 in any fiscal year of the Borrower; and (c) Restricted Payments to any Debtor made by any Debtor or any Special Purpose Receivables Subsidiary.

Section 7.3. Indebtedness. Borrow any monies or create any Debt except for (a) Permitted Indebtedness and (b) Debt of Special Purpose Receivables Subsidiaries incurred in connection with a Permitted Receivables Financing or refinancing thereof, provided that no portion of such Debt or any other obligation (contingent or otherwise) in connection therewith (i) is guaranteed by any Debtor other than pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates any Debtor in any way other than as the seller of the relevant Receivables, or (iii) subjects any property of any Debtor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than as the seller of Receivables being financed pursuant to Standard Securitization Undertakings.

Section 7.4. Guaranties. Guarantee or assume or agree to become liable in any way, either directly or indirectly, for any additional indebtedness or liability of others except for (i) obligations of Debtors in the ordinary course of business (ii) obligations arising from the endorsement checks or drafts in the ordinary course of business and (iii) any obligation entered into in accordance with Section 13.1(c) hereof.

Section 7.5. Nature of Business; Changes to Fiscal Year. (a) Engage in any business other than the business in which such Debtor currently is engaged or make any material change in the nature of the financings which such Debtor extends, (including without limiting the generality of the foregoing, matters relating to size, type, term, nature and dollar amount).
(b)    Change their fiscal year without the prior written consent of Agent.

Section 7.6. Liens; Burdensome Agreements. (a) Assign, discount, pledge, grant a Lien in or otherwise encumber any (i) Receivables or (ii) other Collateral (other than Permitted Liens), in each case, except (x) as contemplated by Section 7.15 of this Agreement or (y) Liens on the assets acquired by an Special Purpose Receivables Subsidiary in connection with a Permitted Receivables Financing securing Debt of such Special Purpose Receivables Subsidiary under Section 7.3(b) hereof, and any back-up security interest granted in such assets by a Borrower in connection with the sale and securitization thereof.

(b)Enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Credit Document, which directly or indirectly prohibits such Debtor from creating or incurring a Lien on any of its assets.

(c)Assign, discount, pledge, grant a Lien in or otherwise encumber equity interests in any Regulated Guarantor or Franklin Securities, Inc.

Section 7.7. Investments; Line of Business. Make any investments in any other Person except: (i) as described in Schedule 4.12 attached hereto and made part hereof; provided, no further advances may be made under the Cheek Business Loan if (A) either immediately prior or after giving effect to such advance, an Event of Default has occurred or is continuing or would result from such advance or (B) the Debtors would not be in compliance with the financial covenant contained in Section 6.4(g) after giving effect to such advance on a pro forma basis as though such transaction had occurred as of the last day of the calendar month most recently ended, (ii) (A) Standard Securitization Undertakings by any Borrower and (B) investments of Receivables in a Special Purpose Receivables Subsidiary, in each case, in connection with a Permitted Receivables Financing subject to the conditions in Article 13, (iii) investments by a Special Purpose Receivables Subsidiary in Receivables and other Special Purpose Receivables Subsidiaries, in each case, to the extent permitted or required under the applicable Permitted Receivables Financing Documents, (iv) investments between or among Debtors, and(v) investments not to exceed $1,000 per fiscal year in the aggregate in newly formed Domestic Subsidiaries (that are not regulated insurance companies) that have yet to either (x) become Debtors pursuant to Section 6.14 or (y) be designated as Special Purpose Receivables Subsidiaries.

Section 7.8. Compliance with Formula. Permit the aggregate amount of all Advances outstanding at any time to exceed the Borrowing Base.

Section 7.9. Fundamental Changes, Mergers and Divestitures. (a) Except (i) as permitted by Section 7.13 of this Agreement, (ii) (A) dispositions (including by capital contribution or distribution), discount sales, transfers, contributions, assignments and/or pledges by any Borrower and Special Purpose Receivables Subsidiary of Permitted Financing Receivables to any Special Purpose Receivables Subsidiary under Permitted Receivables Financing made in accordance with this Agreement, (B) any disposition or sale (including in connection with a repurchase) of (1) the equity interests in a Special Purpose Receivables Subsidiary, or (2) the asset-backed securities issued by a Special Purpose Receivables Subsidiary, in each case, in connection with a Permitted Receivables Financing, and (C) the disposition, sale or repurchase of Permitted Financing Receivables in accordance with the terms of the related Permitted Receivables Financing Documents, or (iii) the liquidation, dissolution or disposition of the equity interests of any Special Purpose Receivables Subsidiary or any Subsidiary of the foregoing, sell or acquire all or substantially all of the assets or shares of stock of or other equity interests in any Person, or be a party to any consolidation, dissolution, division or merger, provided, so long as no Default exists or would result therefrom, any Debtor (other than the Initial Borrower) or any Subsidiary that is not a Debtor (other than a Regulated Guarantor) may merge with and into any Debtor so long as such Debtor is the surviving Person.

(b) Migrate or otherwise change the jurisdiction under which such Person is organized, or suffer or permit any Subsidiary to consummate such a transaction, to the extent such transaction would cause such Debtor or such Subsidiary to become a Foreign Subsidiary (and, for the avoidance of doubt, the Initial Borrower shall be so restricted as though it were a Subsidiary).

Section 7.10. Use of Proceeds. (a) Use the proceeds of any Advance or other extension of credit made hereunder for any purpose other than consistent with the terms and conditions hereof, for their lawful and permitted purposes (including that no part of the proceeds of the loans made to Debtors will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve).

(b)Use, and shall ensure that each member of the Borrowing Group will not, directly or indirectly use any of the credit to fund, finance or facilitate any activities, business or transactions: (i) that are prohibited by Sanctions, (ii) that would be prohibited by Sanctions if conducted by a U.S. Person, or (iii) that would be prohibited by Sanctions if conducted by Agent or any Lender, or any other party hereto. Debtors shall notify Agent in writing not more than one (1) Business Day after first becoming aware of any breach of this Section.
(c)Use, and shall ensure that each member of the Borrowing Group will not, directly or indirectly use any of the credit to fund, finance or facilitate any activities, business or transactions that would be prohibited by Anti-Money Laundering Laws or Anti-Corruption Laws.

Section 7.11. Ownership and Management. Allow any Debtor to be owned and controlled directly or indirectly by any Person other than shareholders, members and senior management that own and control such Debtor as of the date of this Agreement.

Section 7.12. Amendment to Subordinated Debt. (a) Amend or permit the amendment of any of the documents and instruments evidencing Subordinated Debt or (b) make any prepayment on account of such Subordinated Debt which is not otherwise allowed to be made under the subordination provisions applicable to such Subordinated Debt. Notwithstanding anything in this Agreement to the contrary, Debtors are permitted to amend their Proxy Statements and related documents in connection with its Senior Demand Notes, Variable Rate Subordinated Debentures and Commercial Paper, so long as (i) all such debt remains unsecured and (ii) the Obligations constitute “senior debt” for all purposes under the Variable Rate Subordinated Debentures with a right to payment superior to that of the Variable Rate Subordinated Debentures.

Section 7.13. Bulk Purchases. In any purchase transaction, purchase Receivables in an aggregate amount exceeding $5,000,000 without prior written consent of Agent (other than a purchase of Receivables in connection with a Permitted Receivables Financing or a Permitted Transfer).

Section 7.14. Guarantor Dividends. Permit any Guarantor to make any redemptions, repurchases, dividends or distributions of any kind with respect to a Guarantor’s stock to any Person other than a Debtor.

Section 7.15. Asset Sales. Sell, transfer or otherwise dispose of any Property (including the Collateral) other than (a) sales in the ordinary course of business, of ineligible Receivables which have been charged-off pursuant to Section 6.4(e) so long as no Event of Default or Default then exists and (b) Permitted Receivables Financings.
Section 7.16. Operating Accounts. Within 120 days after the Closing Date (or such later date approved in writing by Agent), the Debtors may not, without the prior written consent of Agent, (a) maintain any operating accounts (whether constituting Deposit Accounts, Securities Accounts or Commodities Account) with any financial institution nor (b) utilize any depository bank as its primary depository bank (including for its principal operating, administrative, cash management, lockbox arrangements, collection activity, and other deposit accounts for the conduct of its business) other than, in each case, Agent or a BMO Affiliate; provided, (a) the Initial Borrower may maintain (i) the accounts with SouthState Bank listed on Schedule 7.16 so long as such deposit accounts are subject to a Control Agreement, (ii) a deposit account with U.S. Bank National Association so long as (A) the maintenance of such deposit account is required in connection with any credit card program provided by U.S. Bank National Association and (B) the balance in such deposit account does not exceed the amount reasonably required to pay credit card obligations owed to U.S. Bank National Association in the ordinary course of business consistent with past practice and, in any event, immediately after giving effect to any payment of such obligations, does not exceed $500,000, (b) any Debtor may maintain (i) any Excluded Deposit Account at any depository bank or securities intermediary located within the United States and (ii) other deposit accounts maintained at any depository bank or securities intermediary located within the United States in the ordinary course of business containing cash amounts that do not exceed $2,000,000 in the aggregate for all such accounts under this clause (b)(ii); provided, after the occurrence and during the continuation of an Event of Default, at the request of Agent, the Debtors shall be required to obtain Control Agreements upon any deposit account maintained pursuant to the immediately preceding clause (b)(ii). The Debtors shall make such arrangements as may be reasonably requested by Agent to assure that all proceeds of the Collateral are deposited (in the same form as received) in one or more Assigned Accounts. Any proceeds of Collateral received by any Debtor shall be promptly deposited into an Assigned Account and, until so deposited, shall held by it in trust for Agent and the Lenders. The Debtors acknowledge and agree that Agent has (and is hereby granted to the extent it does not already have) a Lien on each Assigned Account and all funds contained therein to secure the Obligations. Agent agrees with the Debtors that if and so long as no Default has occurred or is continuing, amounts on deposit in the Assigned Accounts will (subject to the rules and regulations as from time to time in effect applicable to such demand deposit accounts) be made available to the Debtors for use in the conduct of its business. Upon the occurrence of a Default or Event of Default, Agent may apply the funds on deposit in any and all such Assigned Accounts to the Obligations (whether or not then due).

Section 7.17. Source of Repayment and Collateral. Fund any repayment of the credit with proceeds, or provide as collateral any property, that is directly or indirectly derived from any transaction or activity that is prohibited by Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws, or that could otherwise cause Agent or any Lender to be in violation of Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws.

Section 7.18. Franklin Securities, Inc. Permit Franklin Securities, Inc. to conduct any business or operations or own any Property other than Property with an aggregate value not to exceed $1,000.

Article 8

Events of Default
Each of the following events shall constitute an Event of Default under this Agreement:

Section 8.1. Failure to Make Payments. The failure of Debtors to make any payment of (a) principal when due or (b) interest under the Notes or this Agreement or any other payment hereunder or in respect of any other Obligation within 5 days of when due.

Section 8.2. Information, Representations and Warranties. Any financial statement, written information furnished or representation or warranty, certificates, document or instrument made or given by any Debtor or any Guarantor or furnished in connection herewith shall be false, misleading or incorrect in any material respect, provided, however, that should any representation or warranty by Debtors under Section 4.1(a) be false, misleading or incorrect with respect to the Receivables, such default shall not, in itself, constitute an Event of Default so long as the aggregate amount of such Receivables failing to meet the representations and warranties in Section 4.1(a) at any time does not exceed 1.0% of the gross Receivables of Debtors.

Section 8.3. Covenants. The failure of any Borrower or any Guarantor to observe, perform or comply with (a) any of the covenants contained Article 3, Sections 6.2(a)–(f), 6.3 (first sentence), 6.4, 6.5, 6.7 or 6.8 or Article 7 of this Agreement or (b) any other covenant contained in this Agreement or any other Credit Document and such failure continues for 45 days following the earlier of notice from Agent to Debtors of such failure or Debtors’ knowledge of such failure.

Section 8.4. Collateral. At any time after the grant to Agent for the benefit of Lenders of a security interest in or Lien upon any Collateral, Agent’s interest therein shall for any reason cease to be a valid and subsisting first priority Lien in favor of Agent and/or a valid and perfected first priority security interest in and to the Collateral purported to be covered thereby having the priority set forth therein.
Section 8.5. Defaults Under Other Agreements. Any default by any Borrower or any Guarantor under any agreement (other than any Permitted Receivables Financing Documents) to which such Borrower or such Guarantor is a party and with respect to which the amount claimed exceeds $2,500,000, singly or in the aggregate.
Section 8.6. Certain Events. The occurrence of any of the following with respect to any Borrower or any Guarantor:

(a)Voluntary Proceedings. It shall (i) apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due as defined in the Bankruptcy Code, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code, (v) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing.

(b)Involuntary Proceeding. A proceeding or case shall be commenced against it without its application or consent in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of it, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for it or of all or any substantial part of its assets, or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed or unstayed and in effect, for a period of 90 days, or an order for relief against it shall be entered in an involuntary case under the Bankruptcy Code.

(c)Reportable and Other Events. (i) The occurrence of any Reportable Event which Agent determines in good faith constitutes grounds for the termination of any Plan by the Pension Benefit Guaranty Corporation (“PBGC”) or for the appointment by the United States District Court of a trustee to administer any Plan; (ii) the institution by the PBGC of proceedings to terminate any Plan; or (iii) the failure of Initial Borrower, or any Subsidiary to meet the minimum funding standards established in Section 412 of the Internal Revenue Code of 1986, as amended.

Section 8.7. Judgment Liens and Possession of Collateral. A judgment creditor of any Debtor shall obtain a lien on or take possession or file proceedings to attempt to take possession of any of the Collateral with a value in excess of an amount equal to 1.0% of the gross Receivables of Debtors by any means including without limitation, by levy, distraint, replevin, self-help, seizure or attachment.

Section 8.8. Permitted Receivables Financing Cross-Default . Any “event of default”, “servicer termination event” or “termination event” (or words of like import) shall occur and not be remedied within the specified cure period of any Debt of any Special Purpose Receivables Subsidiary whose assets are serviced by the Borrower or any other Debtor.
Section 8.9. Ineffectiveness or Repudiation of Credit Documents. Any Credit Document, at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or upon payment in full, ceases to be in full force and effect (except with respect to immaterial assets); or any Debtor or any other Person contests in any manner the validity or enforceability of any Credit Document or any Lien granted to the Agent pursuant to the Credit Documents; or any Borrower denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any Credit Document; or any party to any Subordination Agreement contests in any manner the validity or enforceability of such Subordination Agreement or denies that it has any liability or obligation thereunder or purports to revoke, terminate or rescind such Subordination Agreement.

Section 8.10. Hedging Agreements. Any default by Debtors under any Hedging Agreement.

Section 8.11. Material Adverse Change. Agent or Required Lenders determine in good faith that a Material Adverse Change has occurred.

Section 8.12. Level Two Regulatory Event. The occurrence of a Level Two Regulatory Event which remains unvacated, undischarged, unbonded or unstayed by appeal or otherwise for a period of thirty (30) days from the date of its entry which Agent or Required Lenders determine in good faith that has or would cause a Material Adverse Change.

Article 9

Remedies of Agent and Waiver

Section 9.1. Agent’s Remedies. Upon the occurrence of any Event of Default or Default, Agent may, or at the direction of Required Lenders shall, cease making Advances hereunder. Upon the occurrence of an Event of Default, Agent may, or at the direction of Required Lenders shall, (i) immediately terminate this Agreement and/or (ii) declare the Obligations immediately due and payable. Upon such occurrence and/or declaration, Agent shall have, in addition to the rights and remedies given to it by the Notes, this Agreement and the other Credit Documents; (a) convert any Loan bearing interest at Term SOFR to a Loan bearing interest at the Base Rate and prohibit further Advances utilizing Term SOFR; and (b) to exercise any other rights and remedies available to it by law or agreement. Any remainder of the proceeds after indefeasible satisfaction in full of the Obligations shall be distributed as required by applicable law. Notice of any sale or disposition of Collateral shall be given to Debtors at least 10 Business Days before any intended public sale or the time after which any intended private sale or other disposition of the Collateral is to be made, which Debtors agree shall be reasonable notice of such sale or other disposition. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 8.6(a) or (b) hereof, the Commitments shall immediately terminate and the Loan made pursuant to this Agreement and all other Obligations, together with all accrued interest, shall be immediately due and payable in full without presentment, demand, or protest or notice of any kind, all of which Debtors hereby expressly waive.

Section 9.2. Waiver and Release by Debtors. To the extent permitted by applicable law, each Debtor: (a) waives each of the following in connection with Agent’s exercise of rights and remedies following the occurrence of an Event of Default under this Agreement: (i) presentment and protest of the Notes and this Agreement or any Receivables held by Agent on which any Debtor is any way liable and (ii) notice and opportunity to be heard, after acceleration in the manner provided in Article 9 of this Agreement, before exercise by Agent of the remedies of self-help or set-off permitted by law or by any agreement with any Debtor, and except where required hereby or by law, notice of any other action taken by Agent; and (b) releases Agent, Lenders and their respective officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of Agent, Lenders or their respective officers, attorneys, agents and employees, except willful misconduct or gross negligence.

Section 9.3. No Waiver. Neither the failure nor any delay on the part of Agent or any Lender to exercise any right, power or privilege under the Notes or this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other further exercise of any right, power or privilege.
Section 9.4. Application of Proceeds. Notwithstanding any other provisions of this Agreement or any other Credit Document to the contrary, following acceleration of the Obligations after the occurrence of an Event of Default, all amounts collected or received by Agent or any Lender on account of the Obligations (whether in an insolvency or bankruptcy case or proceeding or otherwise) or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

First, to the payment of all costs, fees, expenses, and other amounts owing to Agent, pursuant to Section 10.7, in connection with enforcing the rights of Agent and Lenders under the Credit Documents, any protective advances made by Agent with respect to the Collateral under or pursuant to the terms of the Credit Documents;
Second, to payment of any costs, fees or expenses owed to Agent or to any BMO Affiliate hereunder or under any other Credit Document;

Third, to the payment of all costs, fees, expenses of each of Lenders owing hereunder in connection with enforcing its rights under the Credit Documents;

Fourth, to the payment of all Obligations consisting of accrued fees and interest payable to Lenders hereunder (excluding amounts relating to Bank Products);

Fifth, to the payment of the outstanding principal amount of the Obligations (excluding amounts relating to Bank Products);

Sixth, to the payment of all liabilities and obligations now or hereafter arising from or in connection with respect to any Bank Products, any fees, premiums and scheduled periodic payments due with respect thereto and any interest accrued thereon;

Seventh, to all other Obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses “First” through “Sixth” above; and

Eighth, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (b) each of Lenders shall receive an amount equal to its pro rata share (based on the proportion that its then outstanding Loans and Obligations outstanding of amounts available to be applied pursuant to clauses “Third,” “Fourth,” “Fifth,” “Sixth” and “Seventh” above).

Article 10

Miscellaneous

Section 10.1. Indemnification and Release Provisions. Each Debtor hereby agrees to defend Agent, Lenders and their directors, officers, agents, employees and attorneys from, and hold each of them harmless against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interests, judgments, costs, or expenses, including without limitation, reasonable fees and disbursements of attorneys, incurred by any of them arising out of or in connection with or by reason of this Agreement, the making of the Loan or any Collateral, or any other Credit Document, or related transaction, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Consumer Finance Laws or Environmental Control Statute or the application of any such statute to Debtors’ properties or assets. Each Debtor hereby releases Agent, Lenders and their respective directors, officers, agents, employees and attorneys from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them, other than such loss, damage cost or expense which has been determined by a court of competent jurisdiction to have been caused by the breach of contract, gross negligence or willful misconduct of Agent and Lenders. All obligations provided for in this Section 10.1 shall survive any termination of this Agreement or the Commitments and the repayment of the Loan.

Section 10.2. Amendments. (a) Neither the amendment or waiver of any provision of this Agreement or any other Credit Document, nor the consent to any departure by Debtors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, or if Lenders shall not be parties thereto, by the parties thereto and consented to by the Required Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following except as expressly provided in this Agreement: (a) modify the definition of Maximum Principal Amount except as expressly provided in Section 2.13, (b) modify the Commitments of Lenders or subject Lenders to any additional obligations, in each case, except as expressly provided in Sections 2.4 and 2.13, (c) reduce the interest on any Note or any fees provided for hereunder, (d) extend the Maturity Date (except as expressly provided in Section 2.4) or otherwise postpone any date fixed for any payment in respect of principal of, or interest on, any Note or any fees hereunder, (e) change the percentage of the Commitments, or any minimum requirement necessary for Lenders or the Required Lenders to take any action hereunder, (f) amend or waive this Section 10.2, or change the definition of Required Lenders, (g) except as otherwise expressly provided in this Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any Property of Debtors permitted under this Agreement, release any Liens in favor of Lenders on any portion of the Collateral, (h) permit Borrowers or any Guarantor to delegate, transfer or assign any of its obligations to any Lender, (i) release or compromise the obligations of Borrowers or any Guarantor to any Lender, or (j) amend the definition of “Advance Rate”, “Borrowing Base”, or “Eligible Receivables” (or any defined term used in any such definition), or increase any advance rate, (k) amend or waive Section 7.11 or (l) amend, modify or change (or consent to any departure from) Sections 2.11, 2.12 or 9.4 or any other provision that would alter the manner in which payments are shared among the Lenders, or (m) (x) subordinate, or have the effect of subordinating (whether by contract, structurally or otherwise), the right of payment of all or any portion of the Obligations to any other Funded Debt or other obligations or liabilities or (y) subordinate, or have the effect of subordinating (whether by contract, structurally or otherwise), the Liens securing (or purporting to secure) all or any portion of the Obligations to Liens securing (or purporting to secure) any other Funded Debt or other obligation or liabilities, provided, further, that no amendment, waiver or consent affecting the rights or duties of Agent under any Credit Document shall in any event be effective, unless in writing and signed by Agent, as applicable, in addition to Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of Debtors shall not be required for any amendment, modification or waiver of the provisions of Article 11. In addition, Debtors and Lenders hereby authorize Agent to modify this Agreement by unilaterally amending or supplementing Schedule I from time to time in the manner requested by Debtors, Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that Agent shall promptly deliver a copy of any such modification to Debtors and each Lender. Without regard to any other provision hereof, if any Lender (for such purpose, a “Dissenting Lender”) dissents to any action Agent desires to take requiring either the unanimous consent of Lenders or the consent of Required Lenders or fails to respond to Agent within 15 Business Days of Agent’s request for a consent, either Debtors (if no Event of Default or Default is outstanding and with the prior written consent of Agent) or Agent may compel such Dissenting Lender to assign its entire Commitment (either to one or more existing Lenders or other financial institution(s) who is to become a Lender pursuant to the terms hereof) so long as (i) such Dissenting Lender receives written notice of such intended assignment (and the proposed effective date thereof) within 120 days of its providing its dissent to Agent or such Dissenting Lender failing to respond to Agent within the required 15 Business Day period and the effective date of such intended assignment is not later than 10 days thereafter and (ii) the Dissenting Lender receives full payment on the effective date of such assignment of its entire portion of the outstanding Obligations, with accrued interest and unpaid fees to such date.

(b) Notwithstanding anything contained in clause (a) above, any other provision of this Agreement or whether there exists a Default or Event of Default, Agent may at its discretion and without the consent of Required Lenders, voluntarily permit the outstanding Advances at any time to exceed the Borrowing Base by up to 1.0% of the Borrowing Base (the “Out-of-Formula Loans”).

(b) If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest at 2.50% per annum above the rate otherwise applicable to the Advances; provided, however, that, if Agent, on behalf of Lenders, permits Out-of-Formula Loans (and thereafter continues to make, on behalf of Lenders, Advances under such conditions), neither Agent nor Lenders shall be deemed to have changed the limits contained in Section 2.1. If Agent permits such Out-of-Formula Loans, then any payment or prepayment made by Borrowers shall be applied first to the amount of the Out-of-Formula Loan principal, then to the Out-of-Formula Loan interest, and then as provided in Section 2.8.

Section 10.3. APPLICABLE LAW. THIS AGREEMENT AND ALL DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 10.4. Notices. All communications provided for hereunder shall be in writing and shall be deemed to have been delivered, if delivered in person, or sent by certified mail, postage pre-paid, return receipt requested, by reliable overnight courier, by facsimile or by e-mail (with a copy by other method permitted hereunder), as follows:
If to Agent:

BMO Bank N.A.
320 South Canal Street, 16th Floor Chicago, Illinois 60606
Attn: Daniel A. Ryan, Director Telephone: (312) 461-3012
E-mail: daniel.ryan@bmo.com

With a copy to:

Chapman and Cutler LLP 320 South Canal Street Chicago, Illinois 60606
Attn: Nicole C. Krol, Partner Facsimile: (312) 516-3253
E-mail: nckrol@chapman.com If to Debtors:
1st Franklin Financial Corporation 135 East Tugalo Street
Toccoa, Georgia 30577
Attn:    Mr. Brian Gyomory
E-mail:    bjg7303@1ffc.com With a copy to:
1st Franklin Financial Corporation 49 East Doyle Street
Toccoa, Georgia 30577
Attn:    Mark Scarpitti, General Counsel Facsimile:    (706) 886-7953
E-mail:    mscarpitti@1ffc.com

If to any Lender, to the address of such Lender on file with the Agent.

or to such other address as any party shall specify to the other party in writing in accordance with this Section 10.4.

Section 10.5. Termination and Release. This Agreement shall not terminate until Payment in Full. Upon Payment in Full, the Collateral securing the Loan, the Notes, this Agreement and the other Obligations shall be released from the provisions of this Agreement and any right, title and interest of Agent in or to the same shall cease. Thereafter, Agent agrees to deliver to Debtors such documents as Debtors reasonably request to release of record any security interest or lien of Agent in the Collateral.
Section 10.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Signature by facsimile or electronic transmission shall bind the parties hereto. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.7. Costs, Expenses and Taxes. Debtors agree to pay immediately upon demand legal fees and out-of-pocket expenses of Agent related to the preparation, negotiation, documentation, execution, filing or delivery of this Agreement or any other Credit Document and any and all waivers, amendments or modifications of any of the Credit Documents or any of the terms and provisions thereof and, following any Default or Event of Default hereunder, any and all audits and required inspections permitted under this Agreement or any other Credit Documents. Debtors shall also pay immediately upon demand therefor all fees (including without limitation, legal fees and expenses), costs and other expenses incurred by Agent and Lenders in connection with collection of the Loan, the maintenance or preservation of the security interest in the Collateral, the sale, disposition or other realization on the Collateral, or the enforcement of Agent’s and Lenders’ rights hereunder or under any Credit Document. In addition, Debtors shall also pay any and all stamp and other taxes or filing fees payable or determined to be payable in connection with the execution and delivery of the Notes and this Agreement, the Collateral and other documents to be delivered hereunder, and agrees to save Agent and Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in payment or omission to pay such taxes.

Section 10.8. Participations and Assignments. (a) This Agreement shall bind and inure to the benefit of each signatory, its successors and assigns; provided, however that, Debtors shall not have the right to assign or delegate their obligations and duties under this Agreement or any other Credit Documents or any interest therein except with the prior written consent of Agent and Lenders.
(b)Notwithstanding subsection (c) of this Section 10.8, nothing herein shall restrict, prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto or (ii) granting participations in such Lender’s Loans hereunder to its parent and/or to any affiliate of such Lender or to any existing Lender or affiliate thereof. Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to Debtor.

(c)Each Lender may, with the prior written consent of Agent and (if no Default or Event of Default has occurred and is continuing) with the consent of Debtors (with each of such consents not to be unreasonably withheld, conditioned, or delayed), assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement and the Notes. In connection with each assignment: (i) the parties thereto shall execute and deliver to Agent, for its acceptance (if properly completed and executed in accordance with the terms hereof) and recording in its books and records, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 to be paid by the assignee, (ii) no such assignment shall be for less than $10,000,000 or, if less, the entire remaining Commitment of such Lender, each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of both the Commitment of such Lender and all Loans of such Lender. Upon such execution and delivery of the Assignment and Acceptance to Agent, from and after the date specified as the effective date in the Assignment and Acceptance (“Acceptance Date”), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section 10.1 which will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Agent, acting solely for this purpose as a non-fiduciary agent of the Debtors, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Debtors, the Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Debtors and any Lender, at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be made to: a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person); a Debtor; or any of a Debtor’s Affiliates or Subsidiaries.

(d)Within 10 days after demand by Agent, Borrowers shall execute and deliver to Agent in exchange for any surrendered Note or Notes (which the assigning Lender agrees to promptly deliver to Borrowers) a new Note or Notes to the order of the assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Notes or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall otherwise be in substantially the form of the Note or Notes subject to such assignments.

(e)Each Lender may, without the prior written consent of Agent or any other Lender or Borrowers, sell participations to one or more parties (a “Participant”) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Note or Notes held by it); provided that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment to Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) Borrowers, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such

Lender’s rights and obligations under this Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the Participant shall have rights to approve any amendment or waiver of this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.2 that expressly relate to amendments requiring the unanimous consent of the Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(g) (it being understood that the documentation required under Section 2.14(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.14 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.10 with respect to any Participant. Each Participant agrees to be subject to Section 2.11 (Sharing of Payments) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(f)Each Lender agrees that, without the prior written consent of Borrowers and Agent it will not make any assignment or sell a participation hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Advance, Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.

(g)In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, Agent or such Lender may disclose any information in its possession regarding Debtors, their finances and/or Property. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Debtors or the performance or observance by the Debtors of any of their obligations under this Agreement or any other Credit Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(h)Notwithstanding anything in this Agreement to the contrary, under no circumstances shall Agent or any Lender provide any information regarding this Agreement (including related documents), the Receivables, the financial statements, affairs, policies, or business operations of Debtor to any Affiliate or otherwise related company that competes with Debtor or is engaged in the business of consumer finance lending outside the ordinary course of Agent’s or such Lender’s business in administering loans in such Person’s portfolio.
Section 10.9. Effectiveness of Agreement. Anything to the contrary in this Agreement notwithstanding, the provisions hereof shall not be effective until this Agreement is: (a) duly executed, and delivered by authorized officers of Debtors to Agent; and (b) duly signed by an authorized officer of Agent.
Section 10.10. JURISDICTION AND VENUE. IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, DEBTORS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN MANHATTAN, NEW YORK AND AGREE NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. DEBTORS AGREE THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF BY REGISTERED MAIL, POSTAGE PREPAID, TO DEBTORS.

Section 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT AND LENDERS TO ENTER INTO THIS AGREEMENT.

Section 10.12. REVIEW BY COUNSEL. DEBTORS ACKNOWLEDGE THAT THEY HAVE HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND, SPECIFICALLY, SECTIONS 10.10 AND 10.11 HEREOF, AND FURTHER ACKNOWLEDGE THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURISDICTION AND VENUE OBJECTION AND JURY TRIAL HAVE BEEN FULLY EXPLAINED TO DEBTORS BY THEIR COUNSEL.

Section 10.13. Exchanging Information. Subject to Section 10.8(h), Agent, Lenders, BMO and all direct and indirect subsidiaries of Agent, Lenders or BMO may exchange and share any and all information they may have in their possession regarding Debtors and their Affiliates with Agent’s and Lenders’ prospective participants, affiliates, accountants, lawyers and other advisors, Agent, Lenders, BMO and all direct and indirect subsidiaries of Agent, Lenders or BMO, and Debtors waive any right of confidentiality it may have with respect to such exchange of such information.

Section 10.14. Acknowledgment of Receipt. Each Debtor acknowledges receipt of a copy of this Agreement, the Notes, each Credit Document and each other document and agreement executed by Debtors in connection with the Agreement or the Obligations.

Section 10.15. Patriot Act Notice. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Debtors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Debtors, which information includes the name and address of Debtors and other information that will allow such Lender to identify Debtors in accordance with the Patriot Act. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for Debtors and Guarantors and (b) OFAC/PEP searches and customary individual background checks for the Debtors’ senior management and key principals, and Debtors agree to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute expenses hereunder and be for the account of Debtors.

Section 10.16. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Lender that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Lender of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States of America or a state of the United States of America.
(b)In the event that any Lender that is a Covered Entity or a BHC Act Affiliate of such Lender becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Lender are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States of America or a state of the United States of America.

Section 10.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the Applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the Applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Article 11

Agent
Section 11.1. Appointment of Agent. (a) Each Lender hereby designates BMO Bank N.A. as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note or participation, shall be deemed irrevocably to authorize Agent to take such action on its behalf under the provisions of this Agreement and the Notes and any other Credit Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Agent shall hold all Collateral and all payments of principal, interest, fees (other than the administrative fee payable solely for the account of Agent pursuant to Section 2.9 hereof), charges and expenses received pursuant to this Agreement or any other Credit Document for the ratable benefit of Lenders except as otherwise provided herein. Agent may perform any of its duties hereunder by or through its agents or employees.

(b)The provisions of this Article 11 are solely for the benefit of Agent and Lenders, and Debtors shall not have any duties under this Section 11 or any rights as a third party beneficiary of any of the provisions hereof (except for the applicable provision of Section 11.9(a)). In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Debtors.

(c)Without limiting the generality of the foregoing, each Secured Party consents to and authorizes Agent’s execution and delivery of any Permitted Receivables Financing Intercreditor Agreement or Subordination Agreements from time to time as contemplated by the terms hereof on behalf of such Secured Party and agrees to be bound by the terms and provisions thereof.
Section 11.2. Nature of Duties of Agent. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

Section 11.3. Lack of Reliance on Agent. (a) Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of Debtors in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Debtors, and, except as expressly provided in this Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of Advances or at any time or times thereafter. In addition to the foregoing, Agent agrees to provide summary reports to Lenders in connection with inspections and audits performed under Section 6.3 for informational purposes only and Agent shall not be responsible for the accuracy of any information contained therein.

(b) Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement, the Notes, the Credit Documents or the financial or other condition of Debtors. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the Notes, or the financial condition of Debtors, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by the Required Lenders.

Section 11.4. Certain Rights of Agent. Without limiting Agent’s rights and discretion under any provision hereof, Agent shall have the right to request instructions from the Required Lenders or, as required, each of Lenders. If Agent shall request instructions from the Required

Lenders or each of Lenders, as the case may be, with respect to any act or action (including the failure to act) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders or each of Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or each of Lenders, as the case may be.

Section 11.5. Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, facsimile, telex teletype or telecopier message, e-mail or other electronic transmission, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for Debtors with respect to matters concerning Debtors), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 11.6. Indemnification of Agent. To the extent Agent is not reimbursed and indemnified by Debtors, each Lender will reimburse and indemnify Agent, in proportion to its respective Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent’s gross negligence or willful misconduct.
Section 11.7. Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Advances made by it and the Notes issued to it and all of its rights and obligations as a Lender hereunder and under other Credit Documents, Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms “Lenders,” “Required Lenders,” “holders of Notes,” or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with Debtors or any Affiliate of Debtors as if it were not performing the duties specified herein, and may accept fees and other consideration from Debtors for services in connection with this Agreement and otherwise without having to account for the same with Lenders.

Section 11.8. Holders of Notes. Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any

Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

Section 11.9. Successor Agent. (a) Agent may, upon 5 Business Days notice to Lenders and Debtors, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 11.9(a)) by giving written notice thereof to Lenders and Debtors. Upon any such resignation, the Required Lenders shall have the right, upon 5 days notice to Agent and all the other Lenders (if any), to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then, upon 5 days notice to Agent and all the other Lenders (if any), the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any affiliate of such bank or trust or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000; provided, however, that Required Lenders may, upon 5 days notice, replace any such successor Agent appointed by a retiring Agent.

(b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. In the event Agent or its assets are taken over by any state or federal agency having jurisdiction over Agent or its assets, a majority of the Lenders other than Agent may appoint a successor to Agent.

Section 11.10. Collateral Matters. (a) Each Lender authorizes and directs Agent to accept the other Credit Documents for the benefit of Lenders. Agent is hereby authorized, on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action, in its sole discretion, with respect to any Collateral or Credit Document which may be necessary or appropriate to perfect and maintain perfected or enforce the Liens upon the Collateral granted pursuant to this Agreement.
(b)Lenders hereby authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of all of the Commitments and payment in immediately available funds and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting Property being sold or disposed of upon receipt of the proceeds of such sale by Agent if the sale or disposition is permitted under this Agreement or any other Credit Document or is made by Agent in the enforcement of its rights hereunder following the occurrence of an Event of Default (iii) if approved, authorized or ratified in writing by the Lenders required to provide consent thereto by Section 10.2(g) or (iv) constituting Collateral sold, transferred, assigned, contributed or otherwise disposed of in connection with a Permitted Receivables Financing; provided, however, that any release pursuant to the foregoing clause (iv) shall be deemed to have been made automatically upon any such sale transfer, assignment, contribution or other disposition pursuant to the applicable Permitted

Receivables Financing. Upon request by Agent at any time, Lenders will confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.10(b).

(c)Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by Debtors or is cared for, protected or insured or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 11.10 or in any of the Credit Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent’s own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

Section 11.11. Delivery of Information. Agent shall deliver to any Lender copies of documents, instruments, notices or other written communications from Debtors received by and in the possession of Agent as reasonably requested from time to time in writing by any Lender.

Section 11.12. Defaults. Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loan to the extent the same is required to be paid to Agent for the account of Lenders) unless Agent has actual knowledge thereof or has received notice from a Lender or Debtors specifying such Default or Event of Default and stating that such notice is a “Notice of Default.” In the event that Agent has such knowledge of or receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to Lenders. Agent shall (subject to Article 9) take such action with respect to such Default or Event of Default or refrain from taking such action, with respect to such Default or Event of Default as Agent shall deem advisable in the best interest of Lenders and shall, without limiting Agent’s rights or discretion under this Agreement, use reasonable efforts under the circumstances to consult with Lenders before taking any material enforcement action; and provided further that Agent shall not be required to take any such action which it determines to be contrary to law.

Article 12

The Guarantees

Section 12.1. The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrowers by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Subsidiary party hereto (if any) (excluding any Excluded Subsidiary but including any Subsidiary executing a Joinder Agreement and the Borrowers (as to the Obligations of another Debtor)) hereby unconditionally and irrevocably guarantees jointly and severally to Agent, the Lenders and their Affiliates, the due and punctual payment of all present and future Obligations now or hereafter owed by any Debtor, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against any Debtor or such other obligor in a case under the Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding); provided, however, that, with respect to any Guarantor, liability in respect of Hedging Agreements guaranteed by such Guarantor shall exclude all Excluded Swap Obligations. In case of failure by any Debtor to punctually to pay any Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by such Guarantor.

Section 12.2. Guarantee Unconditional. The obligations of each Guarantor under this Section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(a)any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Guarantor or other obligor or of any other guarantor under this Agreement or any other Credit Document or by operation of law or otherwise;

(b)any modification or amendment of or supplement to this Agreement or any other Credit Document or any agreement relating to Bank Products;

(c)any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, any Debtor or any Regulated Guarantor or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Debtor, any Regulated Guarantor or other obligor or of any other guarantor contained in any Credit Document;

(d)the existence of any claim, set-off, or other rights which any Debtor, any Regulated Guarantor or other obligor or any other guarantor may have at any time against Agent, any Lender or any other Person, whether or not arising in connection herewith;

(e)any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Debtor, any Regulated Guarantor or other obligor, any other guarantor, or any other Person or Property;

(f)any application of any sums by whomsoever paid or howsoever realized to any obligation of any Debtor, any Regulated Guarantor or other obligor, regardless of what obligations of any Debtor, any Regulated Guarantor or other obligor remain unpaid;

(g)any invalidity or unenforceability relating to or against any Debtor, any Regulated Guarantor or other obligor or any other guarantor for any reason of this Agreement or of any other Credit Document or any agreement relating to Bank Products or any provision of applicable law or regulation purporting to prohibit the payment by any Debtor, any Regulated Guarantor or other obligor or any other guarantor of the principal of or interest on any Loan or any other amount payable under the Credit Documents or any agreement relating to Bank Products; or

(h)any other act or omission to act or delay of any kind by Agent, any Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this subsection, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 12.
Section 12.3. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 12 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Loans and all other amounts payable by any Debtor or any Regulated Guarantor under this Agreement and all other Credit Documents and, if then outstanding and unpaid, all obligations in respect of Bank Products (other than Excluded Swap Obligations) shall have been paid in full (such event, “Paid in Full”, “Pay in Full” or “Payment in Full”) . If at any time any payment of the principal of or interest on any Loan or any other amount payable by any Debtor, any Regulated Guarantor or other obligor or any guarantor under the Credit Documents or any agreement relating to Bank Products is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Person or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

Section 12.4. Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until Payment in Full. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable by any Debtor or any Regulated Guarantor hereunder and the other Credit Documents and (y) the termination of the Commitments, such amount shall be held in trust for the benefit of Agent, the Lenders (and their Affiliates) and shall forthwith be paid to Agent for the benefit of the Lenders (and their Affiliates) or be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.
Section 12.5. Subordination. Each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of any Debtor or any Regulated Guarantor owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Obligations. During the existence of any Event of Default, subject to Section 12.4, any such indebtedness, obligation, or liability of any Debtor or any Regulated Guarantor owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the holders of the Obligations and the proceeds thereof shall be paid over to Agent for application to the Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 12.

Section 12.6. Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by Agent, any Lender, or any other Person against any Debtor, any Regulated Guarantor or other obligor, another guarantor, or any other Person.

Section 12.7. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 12 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 12 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.
Section 12.8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Debtor, any Regulated Guarantor or other obligor under this Agreement or any other Credit Document, or under any agreement relating to Bank Products, is stayed upon the insolvency, bankruptcy or reorganization of any Debtor, any Regulated Guarantor or obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Credit Documents, or under any agreement relating to Bank Products, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by Agent made at the request or otherwise with the consent of the Required Lenders.

Section 12.9. Benefit to Guarantors. The Debtors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Debtors has a direct impact on the success of each other Debtor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder, and each Guarantor acknowledges that this guarantee is necessary or convenient to the conduct, promotion and attainment of its business.

Section 12.12. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Debtor and Regulated Guarantor to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 12.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Debtor and Regulated Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 12.13. Other Guarantors. This Section 12 shall not apply to the Regulated Guarantors, whose obligations are subject to the separate guaranty agreements executed by such Regulated Guarantors.
Article 13

Permitted Receivables Financings and Transfers

Section 13.1. Permitted Receivables Financings and Transfers. Borrowers may consummate one or more Permitted Receivables Financings from time to time, so long as:

(a)such Permitted Receivables Financing is consummated pursuant to documents and terms that do not contravene any terms, covenants or provisions of this Agreement;

(b)the Borrowers have provided the Agent (i) at least 45 days prior written notice of their intention to consummate such Permitted Receivables Financing and (ii) on or prior to the closing of the related Permitted Receivables Financing certified true copies of all material Permitted Receivables Financing Documents including a Permitted Receivables Financing Intercreditor Agreement (substantially final drafts of each of which shall have been provided to Agent or its counsel at least ten (10) days (or such shorter period as the Agent may agree in its sole discretion) prior to the effectiveness of such Permitted Receivables Financing), each of which shall be reasonably acceptable to Agent;

(c)such Permitted Receivables Financing shall not involve any recourse to the selling Borrower(s) or any other Borrowers or any of their Subsidiaries, other than a Special Purpose Receivables Subsidiary, other than Standard Securitization Undertakings;

(d)each such Permitted Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrowers and the applicable Special Purpose Receivables Subsidiary;
(e)(i) Receivables conveyed by a Debtor to a Special Purpose Receivables Subsidiary must be transferred by way of a true sale for cash at the stated face amount thereof and (ii) a Debtor may pay no more than fair market value for any Receivables voluntarily repurchased from a Special Purpose Receivables Subsidiary;
(f)the financing terms, covenants, termination events and other provisions thereof will be market terms including representations, warranties, covenants, indemnities and guarantees of performance and customary in a receivables financing including, without limitation, those relating to the servicing of the assets of a Special Purpose Receivables Subsidiary;

(g)any sale, transfer, retransfer, assignment, reassignment, allocation, reallocation, substitution, contribution and/or distribution of property in connection with any such Permitted Receivables Financing must constitute a Permitted Transfer;

(h)(i) immediately prior to and after giving effect to any such Permitted Receivables Financing, no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) immediately after giving effect to such Permitted Receivables Financing and the release from the Borrowing Base of all Permitted Financing Receivables subject to such transaction, Excess Availability would be at least the greater of (A) $15,000,000 and (B) 7.5% of the lesser of (x) the Borrowing Base and (y) the Maximum Principal Amount, as evidenced by an Availability Statement delivered to Agent concurrently with the proposed effectiveness of such Permitted Receivables

Financing, and (iii) the Borrowers shall have delivered to the Agent a certificate of a Responsible Officer of the Borrowers certifying that the Debtors are in pro forma compliance with the financial covenants set forth in this Agreement after giving effect to such sale and certifying to compliance with each component of this definition (and attaching the computations in detail reasonably acceptable to the Agent);
(i)at least five (5) Business Days prior to the effectiveness of such Permitted Receivables Financing, the Borrowers shall have delivered to the Agent: (i) a list of the Receivables to be sold together with a report from the Borrowers demonstrating that the Borrowing Base after giving effect to such Permitted Receivables Financing will show no material change from the Borrowing Base existing immediately prior to such Permitted Receivables Financing in aging trends, weighted average remaining term, weighted average loan-to-value, weighted average coupon, and weighted average FICO or Vantage score and (ii) such other information as may be reasonably requested by the Agent in connection therewith;

(j)(i) no adverse selection procedures shall have been used to select such Receivables for inclusion in such Permitted Receivables Financing (except as is necessary to comply with normal and customary eligibility criteria for Permitted Receivables Financings involving collateral similar to the Receivables), (ii) the Receivables transferred to a Special Purpose Receivables Subsidiary shall have been and shall not be owed by an account debtor that is an Affiliate of the Borrowers, and (ii) the Borrowers shall have delivered a certificate attesting to their compliance with the foregoing clauses (i) and (ii);

(k)neither any Debtor nor any Special Purpose Receivables Subsidiary shall amend or modify any Permitted Receivables Financing in a manner that would contravene any terms, covenants or provisions of this Agreement or in any manner which would cause such Permitted Receivables Financing to no longer be permitted under Section 13.1, unless acceptable to Agent in its sole discretion; and
(l)the net cash proceeds of such Permitted Receivables Financing shall be remitted directly to the Agent for application to the Obligations then outstanding.

Except for Permitted Receivables Financings permitted by this Section 13.1, Borrowers shall not consummate any Permitted Receivables Financing.

For purposes of hereof, a “Permitted Transfer” shall include the following (so long as consummated in connection with a Permitted Receivables Financing and in accordance with this Section 13.1):

(a)the sale, transfer, assignment, substitution, and/or contribution of Permitted Receivables Financing Receivables or Receivables, either directly or indirectly, by (i) a Borrower to another Borrower or a Special Purpose Receivables Subsidiary, or (ii) a Special Purpose Receivables Subsidiary to another Special Purpose Receivables Subsidiary or a Borrower, in each case pursuant to the terms of the Permitted Receivables Financing Documents;

(b)the sale, retransfer, reassignment, substitution and/or distribution of Permitted Receivables Financing Receivables or Receivables, either directly or indirectly, by either (i) a Special Purpose Receivables Subsidiary to another Special Purpose Receivables Subsidiary or a Borrower, or (ii) a Borrower to another Borrower or a Special Purpose Receivables Subsidiary, in each case pursuant to the terms of the Permitted Receivables Financing Documents, including but not limited to in connection with a repurchase or substitution of any receivable solely as a result of a breach by such transferor Special Purpose Receivables Subsidiary or such transferor Borrower (or 1st Franklin Financial Corporation in its capacity as servicer) of a representation, warranty or covenant with respect thereto under a Permitted Receivables Financing Document, or the exercise of any other optional, mandatory or permitted repurchase, reassignment, substitution or prepayment right permitted pursuant to the terms of the related Permitted Receivables Financing Documents, provided that in connection with any voluntary repurchase of any defaulted receivables (other than pursuant to a transaction described in clauses (D), (F) or (G) below) by a Borrower from a Permitted Receivables Financing the purchase price by such Borrower for such Receivable is the fair market value of such Receivable as determined in good faith by such Borrower;

(c)the sale, retransfer, reassignment, substitution and/or distribution of Permitted Receivables Financing Receivables or Receivables, either directly or indirectly, by either (i) a Special Purpose Receivables Subsidiary to another Special Purpose Receivables Subsidiary or a Borrower, or (ii) a Borrower to another Borrower or a Special Purpose Receivables Subsidiary, in each case pursuant to the terms of the Permitted Receivables Financing Documents in connection with the transfer of Permitted Receivables Financing Receivables from one Permitted Receivables Financing to another Permitted Receivables Financing;
(d)the sale of charged-off Permitted Receivables Financing Receivables or Receivables by a Borrower or a Special Purpose Receivables Subsidiary to a third-party either pursuant to the terms of the related Permitted Receivables Financing Document;

(e)the acquisition or purchase of any equity interest or beneficial ownership interest in any Special Purpose Receivables Subsidiary by (i) a Borrower from another Borrower or a Special Purpose Receivables Subsidiary, or (ii) a Special Purpose Receivables Subsidiary from another Special Purpose Receivables Subsidiary or a Borrower, in each case pursuant to the terms of the Permitted Receivables Financing Documents;

(f)the sale, retransfer, reassignment, substitution and/or distribution of Permitted Receivables Financing Receivables or Receivables by one or more Borrowers or one or more Special Purpose Subsidiaries to one or more Borrowers or one or more Special Purpose Subsidiaries in connection with the voluntary repayment in full and termination of a Permitted Receivables Financing prior to its stated maturity or as a result of the exercise of an optional clean-up call pursuant to the terms of the Permitted Receivables Financing Documents; and

(g)the sale, retransfer, reassignment, substitution and/or distribution of Permitted Receivables Financing Receivables or Receivables by one or more Borrowers or one or more Special Purpose Subsidiaries to one or more Borrowers or one or more Special Purpose Subsidiaries in connection with the redemption, retirement, defeasance or acquisition of any securities issued in connection with a Permitted Receivables Financing pursuant to the related Facility Documents.

Section 13.2. Releases and Joinders. Borrowers may, from time to time, request a Release Request to Agent in order to effectuate a transfer of Collateral in connection with a Permitted Receivables Financing permitted by Section 13.1. Agent agrees to approve and effectuate such Release Request within three (3) Business Days after Agent’s receipt thereof and authorize the filing of the UCC-3 Termination Statement with respect to the specific Collateral being transferred so long as such transfer is consummated pursuant to a Permitted Receivables Financing entered into in accordance with Section 13.1. Each Release Request delivered by Borrowers shall be deemed a representation and warranty by Borrowers to Agent that the transfer contemplated thereby is a Permitted Transfer relating to a Permitted Receivables Financing permitted under Section 13.1. For the avoidance of doubt, the Agent and the Lenders agree and acknowledge that once Collateral has been released pursuant to a Release Request in connection with a Permitted Receivables Financing, such Collateral is effectively released (but without limiting Agent’s Lien in any Reconveyed Receivables that are not Permitted Receivables Financing Reconveyed Receivables or related Collateral) and the Borrowers do not need to request and obtain a separate Release Request from the Agent in connection with a subsequent transfer of such Collateral to another Permitted Receivables Financing. Upon such release, Agent shall, within a reasonable period of time, return the original Receivable(s) and applicable original security documents in its possession, if any, being released.

[Signatures Appear on the Following Page(S)]

    IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

Dated the date and year first set forth above

BORROWER:            1st Franklin Financial Corporation

                    By:    /s/ Mark J. Scarpitti
                    Name:    Mark J. Scarpitti
                    Title:    Secretary / Treasurer

Dated the date and year first set forth above

AGENT:                BMO Bank N.A.

                    By:    /s/ Daniel A. Ryan
                    Name:    Daniel A. Ryan
                    Title:    Director

Dated the date and year first set forth above

LENDERS:                BMO Bank N.A.

                    By:    /s/ Daniel A. Ryan
                    Name:    Daniel A. Ryan
                    Title:    Director

First Horizon Bank, as a Lender

                    By:    /s/ Daniel J. McCarthy
                    Name:    Daniel J. McCarthy
                    Title:    Senior Vice President

Flagstar Bank, N.A., as a Lender

                    By:    /s/ Blake Chandler
                    Name:    Blake Chandler
                    Title:    Vice President

South State Bank

                    By:    /s/ Abraham Swartz
                    Name:    Abraham Swartz
                    Title:    Senior Vice President

Renasant Bank, as a Lender

                    By:    /s/ John Adcox
                    Name:    John Adcox
                    Title:    Senior Vice President

Bank of California

                    By:    /s/ J.T. Cook, III
                    Name:    J.T. Cook, III
                    Title:    SVP, Managing Director
Authorized Signatory

Forbright Bank

                    By:    /s/ Chris Erb
                    Name:    Chris Erb
                    Title:    Managing Director

	Schedule I
	Commitments
Lenders	Commitment Percentage	Commitment Amount
BMO Bank N.A.	23.333333333%	$70,000,000
First Horizon Bank	16.666666667%	$50,000,000
Flagstar Bank, N.A.	15.000000000%	$45,000,000
Forbright Bank	13.333333333%	$40,000,000
Banc of California	13.333333333%	$40,000,000
Renasant Bank	10.000000000%	$30,000,000
SouthState Bank N.A.	8.333333333%	$25,000,000
	Total 100%	$300,000,000